Exhibit 4.1

LENNAR CORPORATION

as Issuer,

the GUARANTORS

party hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of November 29, 2011

3.25% Convertible Senior Notes due 2021

(i)

(ii)

(iii)

Exhibit A	Form of Note
Exhibit B	Global Note Legend
Exhibit C	Restricted Common Stock Legend
Exhibit D	Guarantee

Schedule I	Guarantors

(iv)

INDENTURE, dated as of November 29, 2011, among LENNAR CORPORATION, a Delaware corporation (the “Company”), each of the Guarantors party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of its 3.25% Convertible Senior Notes due 2021 (the “Notes”), initially in an aggregate principal amount not to exceed $350,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a legal, valid and binding agreement of the Company, have been done.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined) of the Notes.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Additional Interest” has the meaning provided in Section 6.13(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar.

“Agent Members” has the meaning provided in Section 2.16.

“Authenticating Agent” has the meaning provided in Section 2.2.

“Bankruptcy Law” has the meaning provided in Section 6.1.

“Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a resolution by the Board of Directors or Executive Committee of the Company certified by its Secretary or an Assistant Secretary as being duly adopted and in full force and effect.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the date hereof.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Subsidiaries, taken as a whole, to any person, other than the Company or one of the Subsidiaries;

(b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, other than any transaction where:

(i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and either (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction; or

(ii) both (A) Stuart Miller, together with members of his immediate family, directly or indirectly, becomes the beneficial owner of more than 50%, but less than 66  2/3%, of the Company’s outstanding Voting Stock (measured by voting power rather than number of shares) and (B) immediately after such transaction or transactions, the Class A Common Stock is listed for trading on the New York Stock Exchange or The Nasdaq Global Market (and the Notes continue to be convertible solely into such Class A Common Stock);

(c) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, or any recapitalization, reclassification, or change of the Company’s Voting Stock occurs, in any such case where any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property (other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction);

(d) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(e) the adoption by the Company’s stockholders of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, if a transaction or transactions described in clause (a) or (c) above occurs, a “Change of Control” will not be deemed to have occurred pursuant to such clause if 90% or more of the consideration in the transaction or transactions received by holders of the Class A Common Stock consists of shares of common stock traded or to be traded immediately following such transaction or transactions on a U.S. national securities exchange, and such consideration (of which 90% or more is such listed common stock) becomes the Reference Property into which the Notes are convertible pursuant to Section 11.9(a). The term “person,” as used in this definition of Change of Control, has the meaning given to it in Section 13(d)(3) of the Exchange Act.

“Class A Common Stock” shall mean the Company’s Class A common stock, par value $0.10 per share, subject to Section 11.9(a).

“Class B Common Stock” shall mean the Company’s Class B common stock, par value $0.10 per share.

“Clause A Distribution” has the meaning provided in Section 11.5(c).

“Clause B Distribution” has the meaning provided in Section 11.5(c).

“Clause C Distribution” has the meaning provided in Section 11.5(c).

“close of business” means 5:00 p.m. (New York City time).

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date the Notes were initially issued or (b) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the member’s nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which that member was named as a nominee for election as a director, without objection to the nomination).

“Conversion Agent” has the meaning provided in Section 2.3.

“Conversion Date” has the meaning provided in Section 11.2(b).

“Conversion Notice” means a notice substantially in the form of the “Form of Conversion Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Conversion Obligation” has the meaning provided in Section 11.1.

“Conversion Price” means, as of any date, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” has the meaning provided in Section 11.1.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 10161 Centurion Parkway North, Jacksonville, Florida 32256 Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” has the meaning provided in Section 6.1.

“Default” means any event which, upon the giving of notice or passage of time, or both, would be an Event of Default.

“Defaulted Amounts” has the meaning provided in Section 2.12(c).

“Defaulted Interest” has the meaning provided in Section 2.12(d).

“Defaulted Interest Payment Date” has the meaning provided in Section 2.12(d).

“Delivery Date” has the meaning provided in Section 11.12(k).

“Depositary” means The Depository Trust Company, its nominees and successors.

“Distributed Property” has the meaning provided in Section 11.5(c).

“$” means the lawful currency of the United States.

“Effective Date” has the meaning provided in Section 11.12(b).

“Event of Default” has the meaning provided in Section 6.1.

“Ex-Distribution Date” means the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the distribution in question, from the Company or, if applicable, from the seller of Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Ex-Dividend Date” means the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” means the period commencing on December 1 of a year and ending on the next November 30 or such other period (not to exceed 12 months or 53 weeks) as the Company may from time to time adopt as its fiscal year.

“Form of Assignment” means the “Form of Assignment” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at any time after the Notes are originally issued upon the occurrence of a Change of Control or a Termination of Trading (other than a temporary Termination of Trading) in the Class A Common Stock.

“Fundamental Change Notice” has the meaning provided in Section 3.12(b).

“Fundamental Change Offer” has the meaning provided in Section 3.12(a).

“Fundamental Change Repurchase Date” has the meaning provided in Section 3.12(a).

“Fundamental Change Repurchase Price” means, with respect to a Note to be repurchased by the Company on a Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change in accordance with Section 3.13, one hundred percent (100%) of the outstanding principal amount of such Note, plus accrued and unpaid interest on such Note, if any, to, but excluding, such Fundamental Change Repurchase Date, except as otherwise provided in Section 3.12(a).

“Fundamental Change Repurchase Right” has the meaning provided in Section 3.12(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.

“Global Note” has the meaning provided in Section 2.1.

“Guarantee” has the meaning provided in Section 10.1.

“Guarantor” means (a) initially, each of the Guarantors named on the signature pages of this Indenture, and (b) each of the Company’s Subsidiaries that in the future executes a Guarantee in substantially the form of Exhibit D hereto in which such Subsidiary agrees to be bound by the terms hereof as Guarantor, in each case, subject to release or suspension as provided in Article X.

“Holder” means a Person in whose name a Note is registered on the Register.

“Indebtedness” means, with respect to the Company or any Subsidiary, and without duplication:

(a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect to all indebtedness or obligations of the Company or any Subsidiary to any Person, including but not limited to banks and other lending institutions, for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement (including purchase money obligations with original maturities in excess of one year and noncontingent reimbursement obligations in respect of amounts paid under letters of credit);

(b) all the Company’s or any Subsidiary’s reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(c) all obligations and liabilities (contingent or otherwise) in respect of the Company’s or any Subsidiary’s leases required, in conformity with GAAP, to be accounted for as capital lease obligations on the balance sheet of the Company;

(d) all the Company’s or any Subsidiary’s obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(e) all direct or indirect guarantees or similar agreements by the Company or any Subsidiary in respect of, and the Company’s or such Subsidiary’s obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d);

(f) any indebtedness or other obligations, excluding any operating leases the Company or any Subsidiary is currently (or may become) a party to, described in clauses (a) through (d) secured by any Lien existing on property which is owned or held by the Company or such Subsidiary, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by the Company or such Subsidiary; and

(g) any and all deferrals, renewals, extensions and refinancing of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Initial Purchasers” means J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on May 15, 2012.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the May 15 or November 15 Interest Payment Date, respectively.

“Last Reported Sale Price” of the Class A Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is traded; provided that if the Class A Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Class A Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; and provided, further, that if the Class A Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Class A Common Stock on the relevant date from each of three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

“Make-Whole Applicable Increase” has the meaning provided in Section 11.12(b).

“Make-Whole Fundamental Change” means any Change of Control described under clause (a), (b) or (c) of the definition thereof, but without giving effect to sub-clause (i) under clause (b) thereof and the text enclosed in parenthesis at the end of clause (c) thereof, pursuant to which 10% or more of the consideration for the Class A Common Stock in such Change of Control consists of consideration other than common shares that are traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange.

“Maturity Date” means November 15, 2021.

“Merger Common Stock” has the meaning provided in Section 11.9(e).

“Merger Event” has the meaning provided in Section 11.9(a).

“Merger Valuation Percentage” has the meaning provided in Section 11.9(f).

“Merger Valuation Period” has the meaning provided in Section 11.9(f).

“Net Worth” of any Person means the total consolidated stockholders’ equity of the Person determined in accordance with GAAP.

“Non-Recourse Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Company or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Company or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other security interests or other recourse, obligations or liabilities, in respect of specific land or other real property interests of the Company or such Restricted Subsidiary securing such Indebtedness; provided, however, that recourse, obligations or liabilities solely for indemnities, breaches of warranties or representations contained in such mortgages, deeds of trust or grants of security interests in respect of Indebtedness will not prevent that Indebtedness from being classified as Non-Recourse Indebtedness.

“Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Notice of Default” has the meaning provided in Section 6.1.

“Notice of Redemption” has the meaning provided in Section 3.5.

“Obligations” means all obligations for principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing the Notes.

“Officer” means the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Vice President, the Treasurer, the Secretary, the Controller or any Assistant Secretary of a Person.

“Officers’ Certificate” when used with respect to the Company means a certificate signed by two Officers. Each such certificate will comply with Section 314 of the TIA and include the statements described in Section 12.5.

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” has the meaning provided in Section 3.3.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel. That counsel may be an employee of or counsel to the Company.

“Option Repurchase Date” has the meaning provided in Section 3.11(a).

“Option Repurchase Notice” has the meaning provided in Section 3.11(b).

“Option Repurchase Price” means, with respect to a Note to be purchased by the Company on the Option Repurchase Date pursuant to a Repurchase at Holder’s Option in accordance with Section 3.11, one hundred percent (100%) of the outstanding principal amount of such Note, plus accrued and unpaid interest on such Note, if any, to, but excluding, the Option Repurchase Date, except as otherwise provided in Section 3.11(a).

“Paying Agent” has the meaning provided in Section 2.3.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.

“Physical Notes” has the meaning provided in Section 2.1.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Purchase Agreement” means that certain Purchase Agreement, dated as of November 23, 2011, among the Company and the Initial Purchasers.

“Qualified Institutional Buyer” or “QIB” has the meaning provided in Rule 144A.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee of the Board of Directors, statute, contract or otherwise).

“Redemption Date” has the meaning provided in Section 3.3.

“Redemption Price” means, with respect to a Note to be redeemed on a Redemption Date by the Company in accordance with Article III, one hundred percent (100%) of the outstanding principal amount of such Note, plus accrued and unpaid interest on such Note, if any, to, but excluding, such Redemption Date, except as otherwise provided in Section 3.4.

“Reference Dividend Amount” has the meaning provided in Section 11.5(d).

“Reference Property” and “unit of Reference Property” has the meaning provided in Section 11.9(a).

“Register” has the meaning provided in Section 2.3.

“Registrar” has the meaning provided in Section 2.3.

“Reporting Event of Default” has the meaning provided in Section 6.13(a).

“Reporting Event of Default Election Notice” has the meaning provided in Section 6.13(a).

“Repurchase at Holder’s Option” has the meaning provided in Section 3.1(a).

“Repurchase Notice” means a notice substantially in the form of the “Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Repurchase Upon Fundamental Change” has the meaning provided in Section 3.1(a).

“Resale Restriction Termination Date” has the meaning provided in Section 2.15(a).

“Restricted Common Stock Legend” means the private placement legend set forth in Exhibit C hereto.

“Restricted Note Legend” means the private placement legend set forth on the face of the Form of Note attached hereto as Exhibit A.

“Restricted Securities” has the meaning provided in Section 2.17(a).

“Restricted Subsidiary” means (a) all existing wholly-owned Subsidiaries, other than finance company subsidiaries and any foreign Subsidiaries, and (b) all future wholly-owned Subsidiaries that become Guarantors, in each case, until such time as such Subsidiary is released in accordance with the terms of this Indenture.

“Restricted Transfer Default” has the meaning provided in Section 6.14(a).

“Restricted Transfer Default Interest” has the meaning provided in Section 6.14(a).

“Restricted Transfer Triggering Date” has the meaning provided in Section 6.14(a).

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Class A Common Stock is listed or admitted for trading. If the Class A Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary (a) whose revenues exceed 10% of the Total Consolidated Revenues of the Company, in each case for the most recent Fiscal Year, or (b) whose Net Worth exceeds 10% of the Company’s Total Consolidated Stockholders’ Equity, in each case as of the end of the most recent Fiscal Year.

“spin-off” has the meaning provided in Section 11.5(c).

“State” means any state of the United States or the District of Columbia.

“Stock Price” has the meaning provided in Section 11.12(b).

“Subsidiary” means (a) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries or (b) a partnership, of which the Company or any Subsidiary is the sole general partner.

“Termination of Trading” shall be deemed to occur when the Class A Common Stock (or other common stock into which the Notes are then convertible) is not then listed for trading on a U.S. national securities exchange.

“Total Consolidated Revenues” means, with respect to any date of determination, the Company’s total consolidated revenues as shown on its most recent consolidated statement of operations that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the SEC, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated statement of operations contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated condensed statement of operations contained in a quarterly report on Form 10-Q

“Total Consolidated Stockholders’ Equity” means, with respect to any date of determination, the Company’s total consolidated stockholders’ equity as shown on its most recent consolidated balance sheet that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the SEC, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated balance sheet contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated condensed balance sheet contained in a quarterly report on Form 10-Q.

“Trading Day” means a day during which trading in the Class A Common Stock generally occurs on the New York Stock Exchange or, if the Class A Common Stock is not listed on the New York Stock Exchange, then a day during which trading in the Class A Common Stock generally occurs on the principal other U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, then on the principal other market on which the Class A Common Stock is then traded or quoted. If the Class A Common Stock (or other security for which a Last Reported Sale Price or trading price must be determined) is not so listed or traded, “Trading Day” means a “Business Day”.

“Trigger Event” has the meaning provided in Section 11.5(c).

“Trustee” means the Person named as such in this Indenture and, subject to the provisions of Article VII of this Indenture, any successor to that Person.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.3.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“United States” means the United States of America.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the Capital Stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

Section 1.2 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as of any date of determination;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

Section 1.4 References to Interest.

Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include:

(a) any Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 6.13(a);

(b) any Defaulted Interest if, in such context, Defaulted Interest is, was or would be payable pursuant to Section 2.12(d); and

(c) any Restricted Transfer Default Interest if, in such context, Restricted Transfer Default Interest is, was or would be payable pursuant to Section 6.14(a).

ARTICLE II.

THE NOTES

Section 2.1 Form and Dating. The Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depositary rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and authentication and shall show the date of its authentication. The Notes shall be designated as the “3.25% Convertible Senior Notes due 2021.”

The terms and provisions contained in the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (each, a “Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect repurchases, redemptions, conversions, transfers or exchanges as hereinafter provided. Payment of principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued and Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”).

Section 2.2 Execution and Authentication; Aggregate Principal Amount. An Officer of the Company (duly authorized by all requisite corporate actions) shall sign and attest to the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate all Notes upon a written order of the Company in the form of an Officers’ Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof. Subject to applicable law, the aggregate principal amount of the Notes which may be authenticated and delivered on the date hereof shall not exceed $350,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers following the date hereof pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.6, Section 2.7, Section 3.10, Section 3.13(d), Section 9.6 or Section 11.2.

Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency (which shall be located in the United States) where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”), (c) Notes may be presented or surrendered for conversion (“Conversion Agent”), and (d) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes (“Register”) and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents or conversion agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. The term “Conversion Agent” includes any additional Conversion Agent. The Company may act as its own Paying Agent or Conversion Agent. If the Company elects to act as its own Paying Agent or Conversion Agent, the Company will notify the Trustee of its election and will hold for the benefit of the Holders all Class A Common Stock or assets for the payment of principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, premium, if any, or interest on, or amounts due upon conversion of, the Notes.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company shall fail to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and any such presentations, surrenders, notices and demands shall be made or served at the Corporate Trust Office or the office or agency of the Trustee in the City of Jacksonville, State of Florida.

The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Custodian for service of demands and notices in connection with the Notes and the Corporate Trust Office and the office or agency of the Trustee in the City of Jacksonville, State of Florida, shall be considered as one such office or agency of the Company for each of the aforesaid purposes. Any of the Registrar, the Paying Agent, the Conversion Agent or any other agent may resign upon 30 days’ notice to the Company.

Section 2.4 Paying Agent to Hold Assets in Trust.

(a) The Company shall require each Paying Agent and Conversion Agent other than the Trustee to agree in writing that such Paying Agent or Conversion Agent shall hold in trust for the benefit of the Holders or the Trustee all Class A Common Stock or assets held by such Agent for conversion of, or the payment of principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, premium, if any, or interest on, the Notes (whether such Class A Common Stock or assets have been distributed to it by the Company or any other obligor on the Notes), and the Company, the Conversion Agent and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may cause an Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon such distribution to the Trustee, the Paying Agent shall have no further liability for such assets.

(b) If the Company shall act as its own Paying Agent or Conversion Agent, it will, on or before each due date of the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, or on or before each Conversion Date in respect of, Notes, set aside, segregate and hold in trust for the benefit of the Holders of the applicable Notes a sum sufficient to pay such principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest, or a number of shares of Class A Common Stock and an amount of cash for any payment in lieu of any fractional shares as part of the satisfaction of the related Conversion Obligation, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, or delivery of Class A Common Stock (and cash in lieu of any fractional shares), with respect to Notes when the same shall become due and payable.

(c) Any money and shares of the Class A Common Stock deposited with the Trustee or any Paying Agent or Conversion Agent, or then held by the Company, in trust for the payment of principal (including the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, premium, if any, or accrued and unpaid interest on, or upon conversion of, the Notes and remaining unclaimed for two years after such principal or interest, or amounts due upon conversion, has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent or Conversion Agent with respect to such trust money and shares of Class A Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent or Conversion Agent, before being required to make any such repayment, may publish (in no event later than five days after the Company requests repayment) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, or mail to each registered Holder, a notice stating that such money and shares of the Class A Common Stock remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Class A Common Stock then remaining will be repaid or delivered to the Company.

Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6 Transfer and Exchange. Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment to cover any transfer tax, fee or similar governmental charge payable in connection therewith where required by law (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, Article III or Article XI) or permitted pursuant to Section 11.3.

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (i) any Notes (except the unredeemed portion of the Notes being redeemed in part) or a portion of any Note, selected for redemption in accordance with Article III, (ii) any Notes, or a portion of any Note, surrendered for repurchase in accordance with Article III, and (iii) any Notes, or a portion of any Note, surrendered for conversion in accordance with Article XI.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes that do not involve the issuance of a Physical Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

Section 2.7 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.

Section 2.8 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee has been informed in writing by the Company to be so owned shall be so considered. The Company shall notify the Trustee, in writing, when either it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

Section 2.10 Temporary Notes. Until typewritten or printed Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of typewritten or printed Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers’ Certificate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.2, typewritten or printed Notes in exchange for temporary Notes.

Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment, repurchase, redemption or conversion. The Trustee, or at the direction of the Trustee, the Registrar, the Paying Agent or the Conversion Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment, repurchase, redemption, conversion or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12 Interest and Defaulted Amounts.

(a) Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto or from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, from November 29, 2011. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes (A) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Register and (B) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to the Holders of these Notes or upon application by a Holder to the Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) The Company shall (i) pay interest on overdue principal on any Note (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) and (ii) to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) (any such overdue principal and interest, “Defaulted Amounts”). Interest shall accrue on any Defaulted Amounts at the rate of interest borne by the Notes, plus one percent from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company. Such interest on Defaulted Amounts shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

(d) The Company shall pay interest on any Defaulted Amounts plus (to the extent lawful) any interest payable on such interest (such interest, the “Defaulted Interest”), to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of the Defaulted Interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (a “Defaulted Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.12; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of Defaulted Interest later than 11:00 a.m. New York City time on the proposed Defaulted Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the Defaulted Interest Payment Date and the Defaulted Interest, and interest payable on such Defaulted Interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(a) shall be paid to Holders as of the regular Interest Record Date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Section 2.13 CUSIP Number. In issuing the Notes, the Company may use a “CUSIP” number, and, if so, the Trustee shall use the CUSIP number in notices of redemption, repurchase, conversion or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

Any Notes that are, when issued, Restricted Securities shall be issued with a restricted CUSIP number. Until such time as the Company notifies the Trustee to remove the restrictive legend specified in Section 2.15(a) from the Notes, the restricted CUSIP shall be the CUSIP number for the Notes. At such time as the Company notifies the Trustee to remove the restrictive legend specified in Section 2.15(a) from the Notes, such legend shall for all purposes of this Indenture and the Notes (including this Section 2.13) be deemed removed from any Global Note and an unrestricted CUSIP number for the Notes shall be deemed to be the CUSIP number for the Notes.

Section 2.14 Deposit of Monies. Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Option Repurchase Date or Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4), in immediately available funds, money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Option Repurchase Date or Fundamental Change Repurchase Date as the case may be.

Section 2.15 Restrictive Legends.

(a) Each Global Note and Physical Note that constitutes a Restricted Security (and all securities issued in exchange therefor or upon substitution thereof, other than Class A Common Stock, if any, issued upon conversion thereof as to which clause (b) of this Section 2.15 shall apply) shall, until the date that is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto) after the later of the last date of original issuance of the Notes and the last date on which the Company or any of its Affiliates was the owner of any Note (such date, the “Resale Restriction Termination Date”), bear a legend in substantially the form of the Restricted Note Legend (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee).

(b) Any stock certificate representing Class A Common Stock issued upon conversion of the Notes shall, until the Resale Restriction Termination Date, bear a legend in substantially the form of the Restricted Common Stock Legend (unless the Note or such Class A Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Class A Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Class A Common Stock).

Section 2.16 Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the global note legend as set forth in Exhibit B.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred, except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company decides to discontinue use of the system of book-entry transfer through the Depositary (or any successor depositary), or (iii) an Event of Default has occurred and is continuing.

(d) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (c) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

(e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (c) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (c) of this Section 2.16 shall, to the extent required pursuant to Section 2.15(a), bear the Restricted Note Legend.

(g) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17 Special Transfer Provisions.

(a) Each Global Note and Physical Note that bears or is required under Section 2.15(a) to bear the Restricted Note Legend (together with any Class A Common Stock issued upon conversion of the Notes and required to bear the Restricted Common Stock Legend under Section 2.15(b), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.17 and the Restricted Note Legend or Restricted Common Stock Legend, as the case may be, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(b) No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Assignment Form has been checked.

(c) Any Note (or security issued in exchange or substitution therefor) as to which the restrictions on transfer in this Section 2.17 shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.17, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.15(a). The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after any registration statement with respect to the Notes or any Class A Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

(d) Any Class A Common Stock as to which such restrictions on transfer in this Section 2.17 shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Class A Common Stock for exchange in accordance with the procedures of the transfer agent for the Class A Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Class A Common Stock, which shall not bear the restrictive legend required by Section 2.15(b).

(e) By its acceptance of any Note bearing the Restricted Note Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Note Legend and agrees that it will transfer such Note only as provided in this Indenture.

(f) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar’s normal business hours upon the giving of reasonable written notice to the Registrar.

(g) During the period of one year after the last date on which any of the Notes are originally issued hereunder, the Company shall not, and shall not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any Notes that have been reacquired by any of them. In connection with the purchase by the Company or any such affiliate of any Note, or any beneficial interest therein by the Company or any such affiliate, the Company shall file with the Trustee and Registrar a written notice identifying the transaction as such for the purposes hereof.

(h) As used in this Section 2.17, the term “transfer” encompasses any pledge, transfer or other disposition whatsoever of any Restricted Security.

ARTICLE III.

REDEMPTION AND REPURCHASE

Section 3.1 Right of Redemption and Repurchase.

(a) A redemption or repurchase of the Notes by the Company, as permitted by any provision of this Indenture, shall be made:

(i) with respect to a redemption at the Company’s option, in accordance with paragraph 6 of the Notes and with Section 3.3;

(ii) with respect to a repurchase at the Holder’s option, in accordance with paragraph 7 of the Notes and Section 3.11 (a “Repurchase at Holder’s Option”); and

(iii) with respect to any repurchase upon a Fundamental Change, in accordance with paragraph 8 of the Notes and Section 3.12 (a “Repurchase Upon Fundamental Change”),

in each case, in accordance with the applicable provisions of this Article III.

(b) The Company will comply with all federal and state securities laws in connection with any offer to sell or solicitations of offers to buy Notes pursuant to this Article III.

Section 3.2 No Redemption Prior to November 20, 2016.

The Notes are not subject to redemption at the Company’s option at any time prior to November 20, 2016.

Section 3.3 Optional Redemption.

The Company shall have the right, at the Company’s option, at any time, and from time to time, on a date or dates fixed by the Company (each, a “Redemption Date”) occurring on or after November 20, 2016, to redeem (an “Optional Redemption”) all or any part of the Notes at a price payable in cash equal to the Redemption Price. Notwithstanding the foregoing, the Company shall not redeem the Notes at a time when it has failed to pay any interest on the Notes when due and such failure is continuing.

Section 3.4 Redemption Date; Payment of Accrued and Unpaid Interest.

Notwithstanding anything in this Indenture or the Notes to the contrary: (A) in no event shall any Redemption Date be a day that is not a Business Day; and (B) if the Redemption Date with respect to a Note is after an Interest Record Date and prior to the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Note to, but excluding, such Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date and (ii) the Redemption Price for such Note shall not include such accrued and unpaid interest and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed.

Section 3.5 Notice of Redemption.

(a) At least thirty-five (35) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption (“Notice of Redemption”) to the Trustee, the Paying Agent and each Holder whose Notes are to be redeemed at the address of such Holder in the Register.

(b) The Notice of Redemption shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the redemption and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the Conversion Rate and the Conversion Price;

(iv) the names and addresses of the Paying Agent and the Conversion Agent;

(v) the procedures a Holder must follow to convert its Notes, that Holders who want to convert Notes must satisfy the requirements of Article XI;

(vi) the paragraph of the Notes pursuant to which the Notes are to be redeemed;

(vii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;

(viii) the CUSIP number or numbers, as the case may be, of the Notes to be redeemed; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(c) At the Company’s request, upon reasonable prior notice, the Trustee shall mail the Notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

(d) A Notice of Redemption shall be irrevocable.

Section 3.6 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.3, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the redemption is to be made and the aggregate principal amount of Notes to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the mailing, in accordance with Section 3.5, of the Notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.7 Selection of Notes to Be Redeemed.

If the Company has elected to redeem fewer than all the Notes pursuant to Section 3.3, the Trustee shall, within five (5) Business Days after receiving the notice specified in Section 3.6, select the Notes to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate, provided such method is not prohibited by the rules of any stock exchange or quotation association on which the Notes or the Class A Common Stock may then be traded or quoted. The Trustee shall make such selection from Notes then outstanding and not already to be redeemed by virtue of having been previously called for redemption. Notes and portions of them the Trustee selects for redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and the principal amount thereof to be redeemed.

The Registrar need not register the transfer of or exchange any Notes that have been selected for Redemption, except the unredeemed portion of the Notes being redeemed in part.

Section 3.8 Effect of Notice of Redemption.

If the Company calls any or all of the Notes for redemption pursuant to Section 3.3, the right to convert the Notes called for redemption in accordance with Article XI shall expire at the close of business on the Scheduled Trading Day prior to the Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case a holder of such Notes may convert them until the Redemption Price has been paid or duly provided for in accordance with Section 3.9.

Once Notice of Redemption is mailed, Notes called for redemption become due and payable on the applicable Redemption Date and at the place or places stated in the Notice of Redemption, and, on and after such Redemption Date (unless there shall be a Default in the payment of the Redemption Price), except as otherwise provided herein, such Notes shall cease to bear interest, and all rights of the Holders with respect to such Notes shall terminate, other than the right to receive the Redemption Price upon surrender of such Notes to the Paying Agent (except that, if the Redemption Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

Notwithstanding anything in this Indenture or the Notes to the contrary, there shall be no redemption of any Notes if the principal amount of the Notes has been accelerated pursuant to Section 6.2 and such acceleration shall not have been rescinded on or before the applicable Redemption Date. The Paying Agent will promptly return to the respective Holders thereof any Notes tendered to it for redemption during the continuance of such an acceleration.

Section 3.9 Payment of Redemption Price.

(a) Subject to receipt of funds by the Paying Agent as provided in Section 2.14, payment for each Note to be redeemed shall be made promptly after the later of (i) the Redemption Date for such Notes, and (ii) the time such Note (together with all necessary endorsements) is surrendered or transferred, by book-entry, to the Trustee or the Paying Agent by the Holder thereof in the manner required by Section 3.8 (except that, if the Redemption Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent). The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(b) If, by 11:00 A.M., New York City time on the applicable Redemption Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment of the Redemption Price on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Redemption Price and previously accrued but unpaid interest upon delivery of the Notes).

(c) If the Redemption Price of any Note shall not be fully and duly paid in accordance herewith upon redemption, the portion of the Redemption Price that is not paid on the applicable Redemption Date shall bear interest pursuant to Section 2.12 and such Note shall continue to be convertible pursuant to Article XI.

Section 3.10 Notes Redeemed in Part.

Any Note that is to be redeemed only in part shall be delivered pursuant to Section 3.8 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note, without service charge to the Holder, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not submitted for redemption.

If the Trustee selects a portion of a Holder’s Notes for partial redemption pursuant to Section 3.7 and the Holder converts a portion of its Notes, the converted portion will be deemed to be from the portion selected for redemption.

Section 3.11 Repurchase of Notes at Option of the Holder.

(a) At the option of the Holder thereof, Notes (or portions thereof that are integral multiples of $1,000 in principal amount) shall be repurchased by the Company on November 15, 2016 (the “Option Repurchase Date”), at a repurchase price, payable in cash, equal to the Option Repurchase Price for such Notes, upon:

(i) delivery to the Trustee or any Paying Agent, by such Holder, at any time from the open of business on the date that is twenty (20) Business Days prior to the Option Repurchase Date until the close of business on the Business Day immediately preceding the Option Repurchase Date, of a Repurchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A) the certificate number(s) of the Notes which the Holder will deliver to be repurchased, if such Notes are Physical Notes;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Notes are to be repurchased by the Company as of the Option Repurchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and this Section 3.11; and

(ii) delivery or book-entry transfer to the Trustee or a Paying Agent, at any time after delivery of such Repurchase Notice, of such Notes (together with all necessary endorsements), such delivery or transfer being a condition to receipt by the Holder of the Option Repurchase Price therefor (except that, if the Option Repurchase Date is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

If such Notes are held in book-entry form through the Depositary, the Repurchase Notice, and each withdrawal of any Repurchase Notice, shall comply with applicable procedures of the Depositary.

Upon such delivery of Notes to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything in this Indenture, or the Notes to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.11(a) to the Trustee or any Paying Agent shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Option Repurchase Date, of a written notice of withdrawal to the Trustee or any Paying Agent, which notice shall contain the information specified in Section 3.11(b)(vii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding anything in this Indenture or the Notes to the contrary, if the Option Repurchase Date with respect to a Note to be repurchased by the Company pursuant to a Repurchase at Holder’s Option is after an Interest Record Date and on or before the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Note to, but excluding, such Option Repurchase Date shall be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date and (ii) the Option Repurchase Price for such Note shall not include such accrued and unpaid interest and the Option Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.

(b) The Company shall give notice of the Holders’ right to require a Repurchase at Holder’s Option (the “Option Repurchase Notice”), on or before the twentieth (20th) Business Day prior to the Option Repurchase Date to the Trustee, each Paying Agent, each

Holder at its address shown on the Register, and each beneficial owner as required by applicable law. The Option Repurchase Notice shall include the form of Repurchase Notice to be completed by a Holder and shall state:

(i) that Holders have the right to require the Company to repurchase all or any portion of their Notes pursuant to this Section 3.11 and the last date on which a Holder may exercise such right;

(ii) the Option Repurchase Price;

(iii) the Conversion Rate and the Conversion Price;

(iv) the names and addresses of the Trustee, each Paying Agent and the Conversion Agent;

(v) that Notes with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article XI only if such Repurchase Notice has been withdrawn in accordance with this Section 3.11;

(vi) the procedures the Holder must follow to exercise rights under this Section 3.11 and a brief description of those rights;

(vii) that a Holder will be entitled to withdraw its election in the Repurchase Notice if the Trustee or any Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the Option Repurchase Date, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Notes repurchased by the Company on the Option Repurchase Date pursuant to a Repurchase at Holder’s Option, (III) the certificate number(s) of such Notes to be so withdrawn, if such Notes are Physical Notes, (IV) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Notes of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.11, which amount must be $1,000 or an integral multiple thereof; and

(viii) the CUSIP number or numbers, as the case may be, of the Notes.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Option Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Repurchase Notice shall be prepared by the Company.

No failure of the Company to give the Option Repurchase Notice shall limit any Holder’s right to exercise its rights to require the Company to repurchase such Holder’s Notes pursuant to a Repurchase at Holder’s Option.

(c) Notes with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.11 may be converted pursuant to Article XI only if such Repurchase Notice has been withdrawn in accordance with this Section 3.11 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Repurchase at Holder’s Option.

Section 3.12 Repurchase at Option of Holder Upon a Fundamental Change.

(a) In the event any Fundamental Change shall occur, unless the Company has exercised its right to redeem all outstanding Notes by delivering a Notice of Redemption pursuant to Section 3.5, the Company shall make an offer (a “Fundamental Change Offer”) to each Holder to repurchase all or any part (equal to integral multiples of $1,000 in principal amount) of such Holder’s Notes, unless (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Fundamental Change Offer by the Company pursuant to this Section 3.12, and (ii) such third party repurchases all Notes properly tendered and not withdrawn under its offer. In a Fundamental Change Offer, the Company shall offer to repurchase Notes on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) calendar days, nor earlier than twenty (20) calendar days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.12(b), other than as required by law, at a price, payable in cash, equal to the Fundamental Change Repurchase Price for such Notes, and Holders shall have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase their Notes upon:

(iii) delivery to the Trustee or any Paying Agent, by such Holder, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A) the certificate number(s) of the Notes which the Holder will deliver to be repurchased, if such Notes are in Physical Notes;

(B) the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Notes are to be repurchased as of the applicable Fundamental Change Repurchase Date pursuant to the terms and conditions specified in this Section 3.12; and

(iv) delivery or book-entry transfer to the Trustee or a Paying Agent, at any time after delivery of such Repurchase Notice, of such Notes (together with all necessary endorsements), such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor (except that, if the Fundamental Change Repurchase Date is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

If such Notes are held in book-entry form through the Depositary, the Repurchase Notice, and each withdrawal of any Repurchase Notice, shall comply with applicable procedures of the Depositary.

Upon such delivery of Notes to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything in this Indenture or the Notes to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.12(a) to the Trustee or any Paying Agent shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, of a written notice of withdrawal to the Trustee or any Paying Agent, which notice shall contain the information specified in Section 3.12(b)(viii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding anything in this Indenture or the Notes to the contrary, if the Fundamental Change Repurchase Date with respect to a Note to be repurchased by the Company pursuant to a Fundamental Change Offer is after an Interest Record Date and on or before the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date shall be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date and (ii) the Fundamental Change Repurchase Price for such Note shall not include such accrued and unpaid interest and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.

(b) Within twenty (20) calendar days after the occurrence of a Fundamental Change (or, at the Company’s option, prior to the occurrence of a Fundamental Change, but after public announcement of the transaction or condition that constitutes or may constitute a Fundamental Change), the Company shall mail, or cause to be mailed, to each Holder of the Notes, at its address shown on the Register, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and of the Company’s offer to repurchase the Notes on the Repurchase Date specified in the Fundamental Change Notice. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee. Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date by which the Fundamental Change Repurchase Right must be exercised;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that a Holder will be entitled to withdraw its election in the Repurchase Notice if the Trustee or any Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Notes repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Notes to be so withdrawn, if such Notes are Physical Notes, (IV) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Notes of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.12, which amount must be $1,000 or an integral multiple thereof;

(ix) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(x) that Notes with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article XI only if such Repurchase Notice has been withdrawn in accordance with this Section 3.12;

(xi) the CUSIP number or numbers, as the case may be, of the Notes; and

(xii) if provided prior to the date of the consummation of the Fundamental Change, that the Fundamental Change Notice is conditioned on the Fundamental Change occurring prior to the applicable Fundamental Change Date.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

(c) Notes with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.12 may be converted pursuant to Article XI, if such Repurchase Notice has been withdrawn in accordance with this Section 3.12.

Section 3.13 Payment of Option Repurchase Price or Fundamental Change Repurchase Price.

(a) Subject to the provisions of Section 3.11 and Section 3.12, the Company shall pay, or cause to be paid, the Option Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, with respect to each Note to be repurchased to the Holder thereof as promptly as practicable, but in no event later than the later of the Option Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, and the time such Note (together with all necessary endorsements) is surrendered or transferred, physically or by book-entry, to the Paying Agent (except that, if the Option Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender or transfer such Notes to the Paying Agent).

(b) Subject to receipt of funds by the Paying Agent as provided by Section 2.14, payment for the Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Option Repurchase Date or the Fundamental Change Repurchase Date, as the case may be) shall be made promptly after the later of (i) the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, for such Notes (provided that the Holder has satisfied the conditions in Sections 3.11(a) or 3.12(a), as the case may be), and (ii) the time such Note (together with all necessary endorsements) is surrendered or transferred, physically or by book-entry, to the Trustee or the Paying Agent by the Holder thereof in the manner required by Section 3.13(a) (except that, if the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender or transfer such Notes to the Trustee or the Paying Agent). The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(c) If, by 11:00 A.M., New York City time on the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Option Repurchase Date, then (i) such Notes or portions thereof will cease to be outstanding, (ii) interest will cease to accrue on such Notes or portions thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes or portions thereof will terminate (other than the right to receive the Option Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and previously accrued but unpaid interest upon delivery of the Notes).

(d) Any Note which is to be submitted for repurchase pursuant to Section 3.11 or Section 3.12 only in part shall be delivered pursuant to Section 3.11 or Section 3.12, as the case may be (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not duly submitted for Repurchase Upon Fundamental Change.

(e) If any Note shall not be fully and duly paid in accordance herewith upon repurchase, the unpaid portion of the consideration payable on the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, shall bear interest pursuant to Section 2.12 and such Note shall continue to be convertible pursuant to Article XI.

Section 3.14 Repurchases Following Acceleration of the Notes.

Notwithstanding anything in this Indenture or the Notes to the contrary, there shall be no repurchase of any Notes pursuant to Section 3.11 or Section 3.12 if the principal amount of the Notes has been accelerated pursuant to Section 6.2 and such acceleration shall not have been rescinded on or before the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be (except in the case of an acceleration resulting from a Default by the Company in the payment of the Option Repurchase Price or Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes tendered to it for repurchase pursuant to Section 3.11 or 3.12, as the case may be, during the continuance of such an acceleration (except in the case of an acceleration resulting from a Default by the Company in the payment of the Option Repurchase Price or Fundamental Change Repurchase Price with respect to such Notes) and shall cancel any instructions for a book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Repurchase Notice or Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.15 Covenant to Comply with Applicable Laws Upon Repurchases.

Notwithstanding anything in this Indenture or the Notes to the contrary, in connection with any repurchase offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4, Rule 14e-1 and Regulation 14E thereunder, and with any other tender offer rules under the Exchange Act, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

ARTICLE IV.

COVENANTS

Section 4.1 Payment of Notes. The Company will promptly pay or cause to be paid the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, premium, if any, and interest, if any, on each of the Notes at the places and time and in the manner provided in the Notes and this Indenture. An installment of principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), premium or interest will be considered paid on the date it is due if the Trustee or Paying Agent holds on that date in accordance with this Indenture money designated for and sufficient to pay the installment then due.

The Company will pay or cause to be paid interest on overdue principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) pursuant to Section 2.12; it will also pay interest on overdue installments of interest pursuant to Section 2.12, to the extent lawful.

Section 4.2 Rule 144A Information Requirement and Annual Reports.

(a) The Company shall deliver to the Trustee copies of the Company’s annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within fifteen (15) days after the Company is required to file such annual and quarterly reports, information, documents and other reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents that are filed by the Company with the SEC via EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee as of the time such documents are filed with EDGAR. The Company shall comply with the other provisions of Trust Indenture Act § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). For the avoidance of doubt, the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC.

(b) In addition, if at any time the Company is not required to file with the SEC the annual and quarterly reports, information, documents and other reports described in clause (a) of this Section 4.2, the Company shall furnish to the Holders, holders of any Class A Common Stock issuable upon conversion of the Notes, and to beneficial owners and prospective investors in such Notes or shares, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Class A Common

Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial owner to sell such Notes or shares of Class A Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time (assuming that no Affiliate of the Company has held any beneficial interest in such Notes or shares have).

Section 4.3 Corporate Existence. Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company will not be required to preserve any such right or franchise if the Board of Directors determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Company and that its loss will not be disadvantageous in any material respect to the Holders.

Section 4.4 Compliance Certificate. The Company will deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof. The Company shall promptly deliver to the Trustee, and in any event within twenty (20) days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate describing the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also will comply with TIA Section 314(a)(4). For the purposes of this provision of this Indenture, compliance is determined without regard to any grace period or requirement of notice under this Indenture.

Section 4.5 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.6 Furnishing Guarantees. The Company shall cause each existing or future wholly owned Subsidiary (other than its finance company Subsidiaries and any foreign Subsidiaries) that guarantees any of the Company’s Indebtedness or guarantees the obligations of any Restricted Subsidiary as a guarantor of the Company’s Indebtedness to become a Guarantor by causing such Subsidiary, as promptly as practicable, but in any event not later than the date on which such Subsidiary becomes a guarantor of any other Indebtedness of the Company or any Subsidiary, to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit D hereto and the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with. The Company hereby represents and warrants that, as of the date hereof, all of the Company’s wholly-owned Subsidiaries (other than its finance company Subsidiaries and any foreign Subsidiaries) are listed in Schedule I hereto.

ARTICLE V.

SUCCESSOR CORPORATION

Section 5.1 Company May Consolidate, etc., Only on Certain Terms. The Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) the corporation formed by the consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety, if not the Company, is a corporation organized and existing under the laws of the United States of America, or any State thereof or the District of Columbia, and expressly assumes, by one or more supplemental indentures, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, premium, if any, and interest, if any, on all the Notes and the performance of every covenant of this Indenture to be performed or observed by the Company;

(2) immediately after giving effect to the transaction, no Event of Default and no Default will have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture (or the supplemental indentures together) comply with this Article and that all the conditions precedent relating to the transaction set forth in this Section have been fulfilled.

Section 5.2 Successor Corporation Substituted. Upon any event described in Section 5.1, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part, except in connection with a lease transaction of the Company’s properties and assets, substantially as an entirety, the predecessor corporation will be relieved of all obligations and covenants under this Indenture.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

An “Event of Default” occurs if:

(a) there is a default by the Company in the payment when due of interest (including, without limitation, Additional Interest and Restricted Transfer Default Interest, if any) on the Notes, which default continues for a period of 30 days past the applicable due date;

(b) there is a failure to deliver the Make-Whole Applicable Increase upon a Make-Whole Fundamental Change as described in Section 11.12, which failure continues for a period of ten (10) Business Days past the applicable delivery date;

(c) there is a default by the Company in the payment when due of the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) due with respect to the Notes, upon required repurchase, upon optional redemption, upon declaration of acceleration, or otherwise;

(d) the Company fails to timely provide a Fundamental Change Notice, as required by the provisions of this Indenture;

(e) there is a default by the Company with respect to its obligation to deliver the consideration due upon conversion of the Notes, in accordance with Section 11.2, and such default continues for a period of ten (10) Business Days past the applicable settlement date;

(f) the Company fails to comply with its obligation to repurchase the Notes at the option of a Holder upon a Fundamental Change or on the Option Repurchase Date, in each case in accordance with Article III;

(g) there is a default by the Company or any Restricted Subsidiary with respect to its obligation to pay Indebtedness for borrowed money (other than any Non-Recourse Indebtedness owed to the Company or any Restricted Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $50 million;

(h) there is a failure by the Company to perform any other covenant or warranty of the Company herein, which continues for 30 days after written notice is provided in accordance with the requirements set forth below in this Section 6.1;

(i) final judgments or orders are rendered against the Company or any Restricted Subsidiary which require the payment by the Company or any Restricted Subsidiary of an amount (to the extent not covered by insurance) in excess of $50 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings;

(j) the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), pursuant to any Bankruptcy Law applicable to the Company or such Significant Subsidiary (or such group): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case against it; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; or

(k) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law: (A) for relief in an involuntary case against the Company or any Significant Subsidiary (or any group of Subsidiaries that taken as a whole, would constitute a Significant Subsidiary); (B) appointing a Custodian of the Company or any such Significant Subsidiary (or any such group) or for any substantial part of its respective property; or (C) ordering the winding up or liquidation of the Company or any such Significant Subsidiary (or any such group); and the order or decree remains unstayed and in effect for 90 days.

Each of the occurrences described in clauses (a) through (k) of this Section 6.1 will constitute an Event of Default whatever the reason for the occurrence and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (h) of this Section 6.1 is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes with regard to which the Company has failed to comply with a covenant or agreement notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after the giving of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar United States Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company will deliver to the Trustee, within 20 days after it occurs, written notice in the form of an Officers’ Certificate of any event of which the Company is aware which with the giving of notice and the lapse of time would become an Event of Default under clause (h), its status and what action the Company is taking or proposes to take with respect to it.

Section 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, unless the principal of the Notes has already become due and payable, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the outstanding principal of the Notes and any accrued and unpaid interest through the date of such declaration on all of the Notes to be immediately due and payable. Upon such a declaration, such outstanding principal amount and accrued and unpaid interest (including, without limitation, Additional Interest and Restricted Transfer Default Interest, if any), if any, shall be due and payable immediately. If an Event of Default specified in Section 6.1(j) or 6.1(k) occurs and is continuing, the outstanding principal amount of the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all of the Notes, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind any acceleration and its consequences or waive any past default if the rescission or waiver would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except a Default relating to the non-payment of the outstanding principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, or interest (including, without limitation, Additional Interest and Restricted Transfer Default Interest, if any) on, any Note, or a failure to convert any Notes pursuant to Section 11.2, a Default arising from the failure of the Company to redeem or repurchase any Notes pursuant to Sections 3.3, 3.11 and 3.12, or a Default in respect of any covenant that cannot be amended without the consent of each Holder affected. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of a waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then, and in every such case, the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

The Trustee shall, within 90 days after a Trust Officer has knowledge of the occurrence of a Default or any Event of Default, mail to all Holders, as the names and addresses of such Holders appear upon the Note register, notice of all Defaults or Events of Default known to such Trust Officer, unless such Default or Event of Default is cured or waived before the giving of such notice and provided that, except in the case of Default in the payment of the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, or interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.3 Other Remedies. If an Event of Default as to the Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision under this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4 Waiver of Existing Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all the Notes, by notice to the Trustee may consent to the waiver of any past Default with regard to the Notes and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price) of, Notes, (ii) a failure to redeem or repurchase any Notes as required under this Indenture or (iii) a default in respect of a covenant or a provision that under Section 9.2 cannot be modified or amended without the consent of the Holders of all Notes then outstanding. The defaults described in clauses (i), (ii) and (iii) in the previous sentence may be waived with the consent of the Holders of all Notes then outstanding. When a Default or Event of Default is waived, it is deemed cured and not continuing, but no waiver will extend to any subsequent or other Default or impair any consequent right. Without limiting the provisions of Section 7.7, the Trustee shall be compensated by the Company for all costs and expenses incurred by it in connection with any action taken by it pursuant to this Section 6.4.

Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with regard to the Notes or of exercising any trust or power conferred on the Trustee with regard to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action as a result of a direction given under this Section, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking that action.

Section 6.6 Payments of Notes on Default; Suit Therefor. The Company covenants that upon the occurrence of an Event of Default described in Section 6.1(a) or 6.1(b), then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount that will then have become due and payable on all such Notes for the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), premium, if any, accrued and unpaid interest, if any (including, without limitation, Additional Interest and Restricted Transfer Default Interest, if any), interest on overdue principal and to the extent that payment of such interest is enforceable under applicable law on the overdue installments of interest, in each case at the rate borne by the Notes plus one percent and the consideration due upon conversion of the Notes, if any; and, in addition, such further amount as will be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

Section 6.7 Limitation on Suits. Subject to Article VII relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. A Holder may not pursue any remedy with respect to this Indenture unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee indemnity or security reasonably satisfactory to the Trustee against any costs, loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, and the Event of Default has not been waived; and

(e) the Trustee has received no inconsistent direction from the Holders of a majority in principal amount of the Notes then outstanding during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or deliver, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default in payment of principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), premium, if any, or interest, if any, specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), premium, if any, and interest remaining unpaid (together with interest on that unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

Section 6.10 Restoration of Positions. If a judicial proceeding by the Trustee or a Holder to enforce any right or remedy under this Indenture is dismissed or decided favorably to the Company, except as otherwise provided in the judicial proceeding, the Company, the Trustee and the Holders will be restored to the positions they would have been in if the judicial proceeding had not been instituted.

Section 6.11 Priorities. If the Trustee collects any money pursuant to this Article VI with respect to the Notes, it will pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to the Holders for amounts due and unpaid on the Notes for principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), premium and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before the record date, the Company will mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of in aggregate more than 10% in principal amount of the Notes then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, premium, if any, or interest on any Note held by that Holder on or after the due date provided in the Note or to any suit for the enforcement of the right to convert any Note pursuant to Article XI of this Indenture.

Section 6.13 Reporting Event of Default.

(a) Notwithstanding anything in this Indenture or the Notes to contrary, if:

(i) an Event of Default occurs pursuant to clause (h) of Section 6.1 solely as a result of the Company’s failure to comply with Section 4.2 (such Event of Default, a “Reporting Event of Default”); and

(ii) on or before the close of business on the date on which such Reporting Event of Default first occurs, the Company notifies, in writing, each Holder and the Trustee and Paying Agent that it elects the provisions of this Section 6.13 to apply with respect to such Reporting Event of Default (such notice, the “Reporting Event of Default Election Notice”), then:

(A) the sole remedy for such Reporting Event of Default during the period consisting of the one hundred and eighty (180) calendar days after the date such Reporting Event of Default occurs shall consist of the payment of additional interest (“Additional Interest”) on each Note at a rate of 0.50% per annum on the principal amount of each Note;

(B) such Additional Interest shall be payable in arrears on each Interest Payment Date in the same manner as regular interest on the Notes;

(C) such Additional Interest shall accrue from, and including, the date of such Reporting Event of Default first occurs to, but excluding, the 180th day thereafter or, if earlier, the date on which such Reporting Event of Default shall have been cured or waived; and

(D) on the 180th day following the date such Reporting Event of Default first occurs, the Notes shall be subject to acceleration as provided in Section 6.2 if such Reporting Event of Default is not cured or waived prior to such date.

(b) In the event that the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this Section 6.13, the Notes shall be subject to acceleration as provided in Section 6.2.

(c) The provisions of this Section 6.13 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. The provisions of this Section 6.13 shall not be applicable in the event that the failure to comply with reporting obligations that gives rise to an Event of Default also gives rise to a default under, and results in the acceleration of, other indebtedness for borrowed money of the Company or any Subsidiary (other than Indebtedness that is non-recourse to the Company or any Subsidiary), in which case the Event of Default shall be subject to the remedies that are otherwise applicable as provided herein.

(d) The Additional Interest that is payable in accordance with this Section 6.13 shall be in addition to, and not in lieu of, any Restricted Transfer Default Interest that may be payable pursuant to Section 6.14.

Section 6.14 Restricted Transfer Default.

(a) If either:

(i) at any time during the six-month period beginning on, and including, the date that is six months after the last date on which any of the Notes are originally issued, (a) the Company fails to file timely any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods under SEC rules and other than current reports on Form 8-K), (b) the Company fails to submit electronically and post on its website every information data file the Company is required to submit and post, or (c) the Notes are not otherwise freely tradable by Holders other than the Affiliates of the Company (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes); or

(ii) at any time after the first anniversary of the last date on which any of the Notes are originally issued, the restrictive legend on a Holder’s Notes specified in Section 2.15 is not removed in response to a prior request from the Holder, or the Notes are not otherwise freely tradable by Holders other than Affiliates of the Company (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes)

(each event referred to in clause (i) or (ii) being a “Restricted Transfer Default”), and the Company has not cured any such Restricted Transfer Default within 14 calendar days following the occurrence of such Restricted Transfer Default (that date being the “Restricted Transfer Triggering Date”), then the Company shall pay additional interest (“Restricted Transfer Default Interest”) on the Notes until the Restricted Transfer Default is cured. Restricted Transfer Default Interest on the Notes shall accrue with respect to the first 90-day period (or portion thereof) following the Restricted Transfer Triggering Date at the rate of 0.25% per annum of the principal amount of the Notes outstanding on each day during such period during which such Restricted Transfer Default is continuing, which rate shall increase by an additional 0.25% per annum of the principal amount of the Notes with respect to each subsequent 90-day period (or portion thereof) until all Restricted Transfer Defaults have been cured, up to a maximum of 0.50% per annum of the principal amount of the Notes. Restricted Transfer Default Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. Following the cure of all Restricted Transfer Defaults, the accrual of Restricted Transfer Default Interest arising from Restricted Transfer Defaults shall cease.

(b) If, and for so long as, the restrictive legend on a Holder’s Notes specified in Section 2.15 is not removed in response to a prior request from the Holder, or the Notes are not otherwise freely tradable by Holders other than Affiliates of the Company (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company may elect to designate an effective shelf registration statement to apply to the resale of the Notes or any shares of the Class A Common Stock issuable upon conversion of the Notes. Restricted Transfer Default Interest will not accrue for any day on which such registration statement remains effective and usable by Holders for the resale of the Notes or any Class A Common Stock issuable upon conversion of the Notes. Any such registration will be effected on terms that are customary with regard to convertible notes that are offered in reliance upon Rule 144A under the Securities Act.

(c) If Restricted Transfer Default Interest is payable by the Company pursuant to Section 6.14(a), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Restricted Transfer Default Interest that is payable and (ii) the date on which such Restricted Transfer Default Interest is payable. Unless and until a Trust Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Restricted Transfer Default Interest is payable. If the Company has paid Restricted Transfer Default Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

(d) The Restricted Transfer Default Interest that is payable in accordance with this Section 6.14 shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.13.

Section 6.15 Stay, Extension or Usury Laws. The Company agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any subsequent time in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on any of the Notes as contemplated in this Indenture, or which may affect the covenants or performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and agrees that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Indenture, but (to the extent that it may lawfully do so) will suffer and permit the execution of any such power as though no such law had been enacted.

Section 6.16 Liability of Stockholders, Officers, Directors and Incorporators. No stockholder, officer, director, employee, incorporator or partner, past, present or future, of the Company or any Subsidiary, or any of its successor corporations, will have any personal liability in respect of the Company’s or such Subsidiary’s obligations under this Indenture or any Notes by reason of his or its status as such stockholder, officer, director, employee, incorporator or partner; provided, however, that nothing in this Indenture or in the Notes will prevent recourse to and enforcement of the liability of any stockholder or subscriber to Capital Stock in respect of shares of Capital Stock which have not been fully paid up.

ARTICLE VII.

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in them, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture in the absence of bad faith on the Trustee’s part; provided, however, that in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, then the Trustee will examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of not less than a majority in principal amount of the Notes then outstanding pursuant to Section 6.5; and

(iv) the Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers, if it has reasonable grounds to believe repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section 7.1 and to the provisions of the TIA.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds or items except to the extent required by law.

Section 7.2 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, except conduct which constitutes willful misconduct, negligence or bad faith.

(e) The Trustee may consult with counsel of its selection, and the Trustee will not be liable for any action it takes or omits in reliance on, and in accordance with, advice of such counsel or any Opinion of Counsel.

(f) The Trustee will not be required to investigate any facts or matters stated in any document, but if it decides to investigate any matters or facts, the Trustee or its agents or attorneys will be entitled to examine the books, records and premises of the Company at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default except any Default or Event of Default occurring pursuant to clause (a) or (b) of Section 6.1 if, at the time of the occurrence of such Default or Event of Default, the Trustee is the Paying Agent, unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(l) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent, co-Registrar, co-Paying Agent or co-Conversion Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer. The Trustee (i) is not responsible for and makes no representation as to the validity or adequacy of this Indenture, (ii) will not be accountable for the Company’s use of the proceeds from the Notes, and (iii) will not be responsible for any statement of the Company in this Indenture, other than the Trustee’s certificate of authentication, or in any document used in the sale of the Notes, other than statements, if any, provided in writing by the Trustee for use in such a document.

Section 7.5 Notice of Defaults. The Trustee will give to the Holders notice of any Default with regard to the Notes known to the Trustee, within 90 days after it occurs; provided that, except in the case of a Default in the payment of the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, or premium, if any, or interest on any Note, the Trustee will be protected in withholding notice of the Default if and so long as a committee of its Trust Officers in good faith determines that the withholding of the notice is in the interests of the Holders.

Section 7.6 Reports by Trustee. Within 60 days after each November 30 beginning with the November 30 following the date of this Indenture, the Trustee will mail to each Holder, at the name and address which appears on the registration books of the Company, and to each Holder who has, within the two years preceding the mailing, filed that person’s name and address with the Trustee for that purpose and each Holder whose name and address have been furnished to the Trustee pursuant to Section 2.5, a brief report dated as of that November 30 which complies with TIA Section 313(a). The Trustee also will comply with TIA Section 313(b).

Section 7.7 Compensation and Indemnity. The Company will pay to the Trustee from time to time reasonable compensation for its services as the Company and Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or disbursements and advances made by it, including costs of collection, in addition to the compensation for its services. Those expenses will include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company will indemnify the Trustee against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the trust created by this Indenture and the performance of its duties under this Indenture. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations under this Section. The Company will defend the claim and the Trustee may have separate counsel and the Company will pay the fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss, expense or liability incurred by the Trustee to the extent it is due to the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s obligation to make payments to the Trustee under this Section 7.7, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, or interest on, the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (j) or (k) of Section 6.1 occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.7, “Trustee” will include any predecessor Trustee, but the willful misconduct, negligence or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 7.7.

The provisions of this Section 7.7 shall survive the termination of this Indenture.

Section 7.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

No removal or appointment of a Trustee will be valid if that removal or appointment would conflict with any law applicable to the Company.

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee will, subject to the lien provided for in Section 7.7, transfer all property held by it as a Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee will mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.7 will continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person will, without any further act, be the successor Trustee.

If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture any of the Notes have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Notes which were authenticated by the predecessor Trustee; and if at that time any of the Notes have not been authenticated, the successor to the Trustee may authenticate those Notes either in the name of the predecessor or in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Indenture for certificates of authentication.

Section 7.10 Eligibility; Disqualification. The Trustee will at all times satisfy the requirements of TIA Section 310(a). The Trustee will at all times have a combined capital and surplus of at least $50 million as set forth in its most recently published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus. The Trustee will comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

Section 7.11 Preferential Collection of Claims. The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII.

DISCHARGE OF INDENTURE

Section 8.1 Termination of the Company’s Obligations. When the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, then this Indenture shall cease to be of further effect with respect to the Notes (except as to the rights, obligations and immunities of the Trustee under this Indenture which expressly provide that they survive such termination), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 8.2 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee, in connection with this Indenture or the Notes.

Section 8.2 Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.1, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

Each such Officers’ Certificate and Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall comply with the provisions of Section 12.5.

ARTICLE IX.

MODIFICATION OF THE INDENTURE

Section 9.1 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder;

(b) to make any change that does not adversely affect the rights of any Holder;

(c) to provide for the assumption by a successor corporation of the Company’s obligations under this Indenture;

(d) to add guarantees, or to secure the obligations of the Company, with respect to the Notes;

(e) to add to the covenants of the Company in this Indenture for the benefit of Holders;

(f) to conform, as necessary, this Indenture and the form or terms of the Notes to the description thereof contained under the caption “Description of Notes” in the preliminary offering memorandum relating to the Notes dated November 22, 2011, as supplemented by the related pricing term sheet dated November 22, 2011;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

(h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary for this Indenture to comply with any requirement of the SEC in connection with qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted.

Section 9.2 With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. The Holders of a majority in principal amount of the Notes then outstanding may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any Holder. However, without the consent of the Holder so affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may:

(a) extend the Maturity Date of any Note;

(b) reduce the rate or extend the time for payment of interest (including, without limitation, Additional Interest and Restricted Transfer Default Interest, if any) on any Note;

(c) reduce the principal amount of any Note, the Redemption Price, the Option Repurchase Price or Fundamental Change Repurchase Price, or change the time at which or circumstances under which the Notes may or shall be repurchased or redeemed;

(d) impair the right of any Holder to receive payment of principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment of any Note;

(e) change the currency in which any Note is payable;

(f) adversely affect the repurchase option of a Holder or the conversion rights of any Note under Article XI, or reduce the number of shares of the Class A Common Stock or any other property receivable upon conversion of any Note in accordance with Article XI;

(g) modify the redemption provisions of this Indenture in a manner adverse to the Holders;

(h) modify the provisions of this Indenture with respect to amendments, modifications or waivers (including waiver of a Default or an Event of Default), except to increase the percentage required for an amendment, modification or waiver or to provide for the consent of each affected Holder;

(i) reduce the percentage of Notes required to consent to an amendment, supplement or waiver;

(j) make any change in Section 6.2, Section 6.4 or the second sentence of this Section 9.2; or

(k) release any Guarantor except as provided in Article X hereof.

Notwithstanding anything to the contrary in this Indenture, without the consent of Holders of all of the Notes then outstanding, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may reduce the percentage of Notes required to consent to an amendment, supplement or waiver.

It will not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if the consent approves the substance of the amendment, supplement or waiver.

Section 9.3 Form of Amendment. After an amendment under this Article IX becomes effective, the Company will mail to the Holders a notice briefly describing the amendment. The failure to give such notice to all Holders, or any defect in a notice, will not impair or affect the validity of an amendment under this Section.

Section 9.4 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes will comply with the TIA as then in effect.

Section 9.5 Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder will bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to the Holder’s Note or portion of a Note. For a revocation to be effective, the Trustee must receive notice of the revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it will bind every Holder of every Note.

Section 9.6 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of the Notes, the Trustee may require the Holder of a Note to deliver the Holder’s Note to the Trustee, who will place an appropriate notation about the amendment, supplement or waiver on the Note and will return it to the Holder. Alternatively, the Company may, in exchange for the Note, issue, and the Trustee will authenticate, a new Note that reflects the amendment, supplement or waiver.

Section 9.7 Trustee to Sign Amendments, etc. The Trustee will sign any amendment, supplement or waiver authorized pursuant to Article II or this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect those rights, liabilities or immunities, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the amendment or supplement is approved by an appropriate Board Resolution.

In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and shall receive, and shall be fully protected in relying upon, in addition to the documents required by Section 12.4, an Officers’ Certificate and an Opinion of Counsel each stating that such amendment is authorized or permitted by this Indenture and the TIA.

ARTICLE X.

GUARANTEE OF NOTES

Section 10.1 Unconditional Guarantee. Except as provided in Section 10.2 or 10.4, each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as a “Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) all amounts due with respect to the Notes shall be duly and punctually paid in full when due, whether upon conversion, at maturity, by acceleration or otherwise, and interest on the overdue principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under each Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

Each of the Guarantors hereby agrees that, subject to Section 10.2 and Section 10.4, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and each Guarantee. Each Guarantee is a guarantee of payment and not of collection. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of each Guarantee.

No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under any Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

Section 10.2 Limitations on Guarantees; Release or Suspension of Particular Guarantors’ Obligations. The obligations of each Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantors in respect of the obligations of such other Guarantors under their Guarantees or pursuant to their contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Additionally, if any Guarantor is released from its guarantee (rather than a suspension of its guarantee) of the outstanding Indebtedness of the Company or the obligations of any Restricted Subsidiary as a guarantor of the Company’s Indebtedness, such Guarantor shall be automatically released from its obligations as Guarantor, and from and after such date, such Guarantor shall cease to constitute a Guarantor and a Restricted Subsidiary.

The obligations of a Guarantor will be automatically suspended, and such Guarantor shall not constitute a guarantor and shall not have any obligations with regard to the Notes, during any period when the principal amount of the Company’s obligations and any Restricted Subsidiary’s obligations as a guarantor of the Company’s obligations (without duplication), in each case other than the Notes and other Indebtedness containing provisions similar to this, that the Guarantor is guaranteeing total less than $75 million.

Section 10.3 Execution and Delivery of Guarantee. To further evidence the Guarantee set forth in Section 10.1, each Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit D hereto. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of an officer or agent of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.

If an officer or agent of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates a Note to which such Guarantee relates or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.4 Release of a Guarantor due to Extraordinary Events. If no Default exists or would exist under this Indenture, upon the sale or disposition of all or substantially all of the assets of a Guarantor, or all of the Capital Stock of a Guarantor (including by consolidation, merger, issuance or otherwise), by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company or a Subsidiary), or if any Guarantor is dissolved or liquidated, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor, or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor), shall be deemed automatically and unconditionally released and discharged from all of its obligations under this Article X without any further action required on the part of the Trustee or any Holder.

The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee of the Notes under this Article X.

Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.5 Waiver of Subrogation. Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Guarantor’s obligations under its Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.5 is knowingly made in contemplation of such benefits.

Section 10.6 No Set-Off. Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.7 Obligations Absolute. The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

Section 10.8 Obligations Continuing. Except as provided in Section 10.2 or Section 10.4, the obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

Section 10.9 Obligations Not Reduced. Except as otherwise provided in Sections 10.2 and 10.4, the obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged except solely by the payment of such principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

Section 10.10 Obligations Reinstate. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from the Trustee or any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

Section 10.11 Obligations Not Affected. Except as otherwise provided in Sections 10.2 and 10.4, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other Person;

(b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

(c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

(d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in any amount due with respect to any of the Notes;

(g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

(h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

(i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

(j) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

Section 10.12 Waiver. Without in any way limiting the provisions of Section 10.1 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any

Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

Section 10.13 No Obligation to Take Action Against the Company. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

Section 10.14 Dealing with the Company and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

(a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d) accept compromises or arrangements from the Company;

(e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 10.15 Default and Enforcement. If any Guarantor fails to pay in accordance with Section 10.1 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

Section 10.16 Amendment, etc. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective or affect the obligation of any other Guarantor unless it is signed by such Guarantor and the Trustee.

Section 10.17 Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

Section 10.18 Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

Section 10.19 No Merger or Waiver; Cumulative Remedies. No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Notes or the Guarantees, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes or the Guarantees preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.20 Survival of Obligations. Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.1 shall survive until the indefeasible payment in full of the Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

Section 10.21 Guarantee in Addition to Other Obligations. The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

Section 10.22 Severability. Any provision of this Article X which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article X.

Section 10.23 Successors and Assigns. Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

Section 10.24 Acknowledgement under TIA. Each Guarantor acknowledges that, by virtue of its Guarantee, it is becoming an “obligor” on indenture securities under the TIA.

ARTICLE XI.

CONVERSION

Section 11.1 General; Conversion Privilege. Subject to and upon compliance with the provisions of Article III and this Article XI, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion of the principal amount of a Note, if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 42.5555 shares of Class A Common Stock (the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 11.2, the “Conversion Obligation”). The Conversion Rate shall be subject to adjustment in accordance with Sections 11.5 through 11.12.

Section 11.2 Conversion Procedure and Settlement upon Conversion.

(a) Upon conversion of any Note, the Company shall deliver to the converting Holder or such converting Holder’s nominee or nominees, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Class A Common Stock equal to the product of (i) the aggregate principal amount of Notes to be converted divided by $1,000 and (ii) the Conversion Rate, together with a cash payment, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 11.2(g), on the third Business Day immediately following the relevant Conversion Date. The Person in whose name any shares of Class A Common Stock due upon such conversion are to be registered shall be treated as the stockholder of record of such shares as of the close of business on the relevant Conversion Date of such conversion, and either stock certificates shall be delivered, or a book-entry transfer through the Depositary shall be made, in either case together with a cash payment, if applicable, in lieu of any fractional share, to such Person for such shares of Class A Common Stock on such third Business Day, except in connection with any Merger Event in accordance with Section 11.9 and as provided in Section 11.12. On and after such Conversion Date, all rights of the Holder(s) of such Note with respect to such Note shall terminate, other than the right to receive the consideration due upon such conversion in accordance with this Indenture (except that, if such Conversion Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

(b) To convert a Note that is a Physical Note, a Holder must do each of the following:

(i) complete and manually sign the Conversion Notice on the back of the Note, or a facsimile of the Conversion Notice, and deliver such Conversion Notice to the Conversion Agent;

(ii) surrender the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) pay all transfer or similar taxes, if any, as required by Section 11.3; and

(v) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in clause (c) of this Section 11.2.

If a Holder’s interest in a Note is a beneficial interest in a Global Note, in order to convert the Holder must comply with the last three requirements listed above for conversions of Physical Notes and comply with the Depositary’s procedures for converting a beneficial interest in a Global Note. No Conversion Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice in accordance with Section 3.12.

A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth above in this clause (b) with respect to such Note. From and after the Conversion Date, such Note shall cease to be outstanding, and interest, if any, shall cease to accrue on such Note unless there shall be a Default in the delivery of the shares of Class A Common Stock (and payment of cash in lieu of any fractional share) deliverable (or payable) hereunder upon such conversion (except that, if such Conversion Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Note to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date without any requirement to surrender such Note to the Paying Agent).

A Holder may obtain copies of the required form of Conversion Notice from the Conversion Agent.

(c) Upon conversion of a Note in accordance with this Article XI, the Holder of such Note shall not be entitled to receive, on account of such conversion, any separate cash payment or shares for accrued and unpaid interest, except as provided in the immediately following sentence. The Company’s delivery of the consideration due upon any conversion of a Note will be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of such Note, and (ii) accrued and unpaid interest to, but excluding, the Conversion Date of such conversion. As a result, accrued and unpaid interest to, but excluding, such Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. If a Holder surrenders a Note for conversion after the close of business on an Interest Record Date and prior to the open of business on the immediately following Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Interest Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of such Note to be so converted, except that no such payment is required (i) if the Company shall have specified a Redemption Date or Fundamental Change Repurchase Date that is after such Interest Record Date and on or prior to such Interest Payment Date, (ii) if the Conversion Date for such conversion is after the Interest Record Date that immediately precedes the Maturity Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exist as of the Conversion Date (it being understood that nothing in this Section 11.2(c) shall affect the Company’s obligations under Section 4.1).

(d) If a Holder converts more than one Note at the same time, the number of full shares of Class A Common Stock issuable, if any, upon such conversion shall be based on the total principal amount of all Notes converted.

(e) Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

(f) If the last day on which a Note may be converted is not a Business Day, then the Note may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

(g) The Company shall not issue any fractional shares of Class A Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Class A Common Stock issuable upon conversion of a Note based on the Last Reported Sale Price of the Class A Common Stock on the relevant Conversion Date.

Section 11.3 Taxes On Conversion. If a Holder converts its Note, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of shares of Class A Common Stock upon such conversion, if any, unless the tax is due because such Holder requests that the shares of Class A Common Stock be issued in a name other than such Holder’s name, in which case such Holder shall pay such tax. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 11.4 Company to Provide Stock. The Company shall at all times reserve out of its authorized but unissued Class A Common Stock or Class A Common Stock held in its treasury enough shares of Class A Common Stock to permit the conversion, in accordance herewith, of all of the outstanding Notes (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

All shares of Class A Common Stock which may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Class A Common Stock, if applicable, upon conversion of Notes.

Section 11.5 Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time only as set forth below; provided, however, that the Company shall not make any adjustments to the Conversion Rate if Holders participate (as a result of holding the Notes, and at the same time as the holders of the Class A Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Class A

Common Stock equal to the Conversion Rate immediately prior to the event that otherwise would result in a Conversion Rate adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their notes.

(a) If the Company issues shares of Class A Common Stock as a dividend or distribution on shares of Class A Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR(0) ×	OS’
OS(0)

where,

CR(0) = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR’ = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS(0) = the number of shares of the Class A Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS’ = the number of shares of the Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 11.5(a) shall become effective immediately after (x) the close of business on the Record Date for such dividend or distribution or (y) the open of business on the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this Section 11.5(a) is declared but not so paid or made, the new Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of Class A Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the declaration date for the distribution, shares of Class A Common Stock at a price per share less than the average of the Last Reported Sale Prices of Class A Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR’ = CR(0) ×	OS(0) + X
OS(0) + Y

where,

CR(0) = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’ = the new Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS(0) = the number of shares of the Class A Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X = the total number of shares of the Class A Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of the Class A Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Class A Common Stock over the ten consecutive Trading Day period ending on, and including the Trading Day immediately preceding the declaration date for such distribution.

For the purposes of this Section 11.5(b) in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Class A Common Stock at less than the Last Reported Sale Price per share of the Class A Common Stock on the Trading Day immediately preceding the declaration date of such distribution, and in determining the aggregate exercise price payable for such shares of Class A Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.

Any increase made under this Section 11.5(b) will be made successively whenever any such rights or warrants are distributed and shall become effectively immediately after the close of business on the Record Date. If any right or warrant described in this Section 11.5(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of the Class A Common Stock actually delivered. If such rights or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to distribute such rights or warrants, to the Conversion Rate that would then be in effect if the Record Date for the distribution had not occurred.

(c) If the Company distributes shares of capital stock, evidences of the Company’s indebtedness or other assets or property or rights, options or warrants to acquire the Company’s capital stock or other securities, to all or substantially all holders of Class A Common Stock, excluding:

(i) dividends, distributions, rights or warrants as to which such an adjustment was effected pursuant to Section 11.5(a) and Section 11.5(b);

(ii) dividends or distributions paid exclusively in cash as to which such an adjustment was effected pursuant to Section 11.5(d) below; and

(iii) spin-offs to which the provisions set forth below in this Section 11.5(c) shall apply,

(any of such shares of Capital Stock, evidences of indebtedness or other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate will be adjusted based on the following formula:

CR’ = CR(0) ×	SP(0)
SP(0) – FMV

where,

CR(0) = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’ = the new Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP(0) = the average of the Last Reported Sale Prices of the Class A Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Class A Common Stock on the Ex-Dividend Date for such distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 11.5(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP(0)” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Class A Common Stock receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Such adjustment shall become effective immediately after the close of business on the Record Date for the applicable distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 11.5(c) where there has been a distribution on the Class A Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or when issued, will be, traded on a U.S. national securities exchange, (each, a “spin-off”) the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Distribution Date of the spin-off will be increased based on the following formula:

CR’ = CR(0) ×	FMV(0) + MP(0)
MP(0)

where,

CR(0) = the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Ex-Distribution Date of the spin-off;

CR’ = the new Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex-Distribution Date of the spin-off;

FMV(0) = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Stock applicable to one share of the Class A Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Distribution Date of the spin-off; and

MP(0) = the average of the Last Reported Sale Prices of the Class A Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Distribution Date of the spin-off.

Such adjustment to the Conversion Rate pursuant to this Section 11.5(c) shall occur immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex-Distribution Date of the spin-off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following the effective date of any spin-off, references within the portion of this Section 11.5(c) related to “spin-offs” to ten trading days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Distribution Date of such spin-off and the relevant Conversion Date.

For purposes of this Section 11.5(c) (and subject in all respect to Section 11.11), rights, options or warrants distributed by the Company to all holders of its Class A Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Class A Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.5(c) (and no adjustment to the Conversion Rate under this Section 11.5(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.5(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.5(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.5(a), Section 11.5(b) and this Section 11.5(c), any dividend or distribution to which this Section 11.5(c) is applicable that also includes one or both of:

(A) a dividend or distribution of shares of Class A Common Stock to which Section 11.5(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights or warrants to which Section 11.5(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.5(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.5(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.5(a) and Section 11.5(b) with respect thereto shall then be made, except that, if determined by the Company (I)

the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Class A Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination” within the meaning of Section 11.5(a) or “outstanding immediately prior to the close of business on the Record Date” within the meaning of Section 11.5(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Class A Common Stock (excluding any regular quarterly cash dividend on the Class A Common Stock to the extent that the aggregate amount of such regular quarterly cash dividend per share of the Class A Common Stock does not exceed $0.04 for the relevant quarterly period) ($0.04 being the “Reference Dividend Amount”), the Conversion Rate will be adjusted based on the following formula:

CR’ = CR(0) ×	SP(0)
SP(0) – C

where,

CR(0) = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR’ = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP(0) = the Last Reported Sale Price of the Class A Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to holders of Class A Common Stock that exceeds the Reference Dividend Amount.

Such an adjustment to the conversion rate made pursuant to this Section 11.5(d) shall become effective immediately after the close of business on the Record Date for the applicable dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP(0)” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Class A Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution. If any dividend or distribution described in this Section 11.5(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend Amount shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Reference Dividend Amount for any adjustment to the Conversion Rate pursuant to this Section 11.5(d).

Notwithstanding the foregoing, if an adjustment is required to be made under this Section 11.5(d) as a result of a distribution that is not a regular quarterly dividend, the Reference Dividend Amount will be deemed to be zero.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Class A Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Class A Common Stock exceeds the Last Reported Sale Price of the Class A Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR(0) ×	AC + (SP × OS’)
OS(0) × S’

where,

CR(0) = the Conversion Rate in effect at the close of business on the last Trading Day of the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

CR’ = the new Conversion Rate in effect immediately following the close of business on the last Trading Day of the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Class A Common Stock purchased in such tender or exchange offer;

OS(0) = the number of shares of Class A Common Stock outstanding immediately prior to the expiration of such tender or exchange offer (prior to giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’ = the number of shares of the Class A Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares of Class A Common Stock pursuant to such tender or exchange offer); and

SP’ = the average of the Last Reported Sale Prices of the Class A Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate pursuant to this Section 11.5(e) shall become effective immediately following the close of business on the tenth Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following the date that any tender or exchange offer expires, references within this Section 11.5(e)

to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase Class A Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding anything in this Section 11.5 to the contrary, if any dividend or distribution subject to Section 11.5(a), Section 11.5(c) or Section 11.5(d) is declared but not so paid or made, then the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(g) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company may, subject to any applicable stock exchange listing requirements, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Any such determination by the Board of Directors shall be conclusive. The Company may, in its sole discretion, increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Class A Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for tax purposes. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) The Company shall not effect a share split or share combination of the Class B Common Stock, or make any dividend, distribution, payment on liquidation or other payment, whether in cash or shares or otherwise, to holders of Class B Common Stock, unless the Company effects an equivalent share split or share combination of the Class A Common Stock or makes an equivalent dividend, distribution, payment on liquidation or other payment to holders of Class A Common Stock, as the case may be, except that in the case of dividends or other distributions payable in Capital Stock of the Company other than the preferred stock of the Company, par value $10.00 per share, the Board of Directors may determine that the stock distributed with respect to the Class A Common Stock will be additional shares of the Class A Common Stock and the stock distributed with respect to the Class B Common Stock will be additional shares of Class B Common Stock.

Section 11.6 No Adjustment.

(a) No adjustment to the Conversion Rate shall be made except as specifically set forth in this Article XI.

(b) No adjustment in the Conversion Rate pursuant to this Article XI shall be required unless the adjustment would require a change of at least one percent (1.0%) in the Conversion Rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent (1.0%) shall be carried forward and be made on the first to occur of (i) any subsequent adjustment, (ii) the first day of the next calendar year and (iii) any conversion of the Notes.

(c) Except as expressly provided in this Article XI, the Company shall not adjust the Conversion Rate for the issuance of shares of Class A Common Stock or any securities convertible into or exchangeable for shares of Class A Common Stock or the right to purchase shares of Class A Common Stock or such convertible or exchangeable securities; provided, however, that if the application of the Conversion Rate adjustment provisions of Section 11.5 would result in a decrease in the Conversion Rate, then no adjustment to the Conversion Rate shall be made (other than as a result of a share combination).

(d) Without limiting the foregoing, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(ii) upon the issuance of any shares of Class A Common Stock or options or rights to purchase shares of Class A Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Class A Common Stock; or

(v) for accrued and unpaid interest, if any.

Section 11.7 Notice of Adjustment. Whenever the Conversion Rate is adjusted the Company shall mail, within fifteen (15) calendar days following such adjustment, a notice of such adjustment to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 11.8 Adjustment of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Stock Price for purposes of a Make-Whole Fundamental Change over a span of multiple days, the Board of Directors shall make appropriate adjustments to such Last Reported Sale Prices or the Stock Price, as applicable, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when the Last Reported Sale Prices or the Stock Prices are to be calculated.

Section 11.9 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion.

(a) In the event of:

(i) any recapitalization, reclassification or change of the Class A Common Stock;

(ii) a consolidation, merger, binding share exchange or combination involving the Company;

(iii) a sale, lease or conveyance to another Person or entity of all or substantially all of the Company’s assets; or

(iv) any statutory share exchange,

in each case, in which holders of Class A Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Class A Common Stock (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities, other property, assets or cash that a holder of a number of shares of Class A Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Class A Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture pursuant to Section 9.1(c) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event, the number of shares of Class A Common Stock otherwise deliverable upon conversion of the Notes in accordance with Section 11.2 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Class A Common Stock would have been entitled to receive in such Merger Event. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Make-Whole Applicable Increase pursuant to Section 11.12), multiplied by the price paid per share of Class A Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date.

(b) The supplemental indenture referred to in clause (a) of this Section 11.9 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article XI. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to Section 11.11, to receive rights or warrants upon conversion of a Note. If the Reference Property includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such transaction, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing.

(c) The provisions of this Section 11.9 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

(d) In the event the Company shall execute a supplemental indenture pursuant to this Section 11.9, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Notes upon the conversion of their Notes after such transaction and any adjustments to the Conversion Rate to be made on account of such Transaction.

(e) In connection with any Merger Event, the Reference Dividend Amount shall be subject to adjustment as described in clause (A), clause (B) or clause (C) below, as the case may be.

(A) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to Section 11.9(a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Reference Dividend Amount at and after the effective time of such Merger Event will be equal to (x) the Reference Dividend Amount immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Class A Common Stock would receive in such Merger Event (such quotient rounded down to nearest cent).

(B) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to Section 11.9(a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Reference Dividend Amount at and after the effective time of such Merger Event will be equal to (x) the Reference Dividend Amount immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such quotient rounded down to nearest cent).

(C) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Reference Dividend Amount at and after the effective time of such Merger Event will be equal to zero.

(f) For purposes of clause (e) of this Section 11.9, the following terms shall have the following meanings:

(i) The “Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Class A Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Class A Common Stock over the relevant Merger Valuation Period.

(ii) The “Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

Section 11.10 Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article XI should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.5 hereof. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued or delivered upon conversion of Notes, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article XI. The Trustee has no duty to determine whether a supplemental indenture under Section 11.9 need be entered into or whether any provisions of any supplemental indenture are correct. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 11.10 as the Trustee.

Section 11.11 Rights Distributions Pursuant to Stockholders’ Rights Plans. Upon conversion of any Note or a portion thereof, the Company shall make provisions for the Holder thereof, to the extent such Holder is to receive any shares of Class A Common Stock, if any, upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise deliverable hereunder upon such conversion, the rights described in any stockholder’s rights plan the Company may have in effect at such time, unless such rights have separated from the Class A Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 11.5(c). A further adjustment shall occur as described in Section 11.5(c) above if such rights become exercisable to purchase different securities, evidences of indebtedness, or assets, subject to readjustment in the event of the expiration, termination or redemption of such right.

Section 11.12 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes.

(a) Notwithstanding anything in this Indenture or the Notes to the contrary, if the effective date or anticipated effective date of a Make-Whole Fundamental Change occurs prior to November 20, 2016, then the Conversion Rate applicable to each Note to be converted shall, if the applicable Conversion Notice therefor is received by the Conversion Agent at any time from, and including, the Trading Day following the effective date of such Make-Whole Fundamental Change to, and including, the thirty-fifth (35th) Trading Day immediately following the effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date), be increased to an amount equal to the Conversion Rate that would, but for this Section 11.12, otherwise apply to such Note pursuant to this Article XI, plus an amount equal to the Make-Whole Applicable Increase.

(b) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the number of additional shares of Class A Common Stock to be added to the Conversion Rate per $1,000 principal amount of Notes, set forth in the table below, which corresponds to the date such Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Class A Common Stock in such Make-Whole Fundamental Change. If the holders of the Class A Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (c) of the definition of Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Class A Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, during such five consecutive Trading Day period.

(c) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 11.2, the Company shall satisfy the related Conversion Obligation in accordance therewith; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) or (c) of the definition of Change of Control, the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Make-Whole Applicable Increase), multiplied by such Stock Price. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Make-Whole Applicable Increase set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 11.5.

(e) The following table sets forth the Make-Whole Applicable Increase to be received per $1,000 principal amount of Notes pursuant to this Section 11.12 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$17.09	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00
November 29, 2011	15.9582	12.0669	9.4348	7.5252	6.1053	5.0269	3.5362	2.5880	1.5086	0.9461	0.6179
November 15, 2012	15.9582	11.9266	9.1531	7.1688	5.7162	4.6308	3.1662	2.2648	1.2800	0.7892	0.5103
November 15, 2013	15.9582	11.5156	8.5916	6.5418	5.0758	4.0080	2.6210	1.8118	0.9837	0.5977	0.3851
November 15, 2014	15.9582	10.7009	7.6123	5.5175	4.0782	3.0761	1.8617	1.2198	0.6353	0.3890	0.2553
November 15, 2015	15.9582	9.3977	6.0357	3.9033	2.5658	1.7315	0.8823	0.5343	0.2879	0.1915	0.1322
November 20, 2016	15.9582	7.4445	1.8889	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f) The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Applicable Increase will be determined by straight-line interpolation between the Make-Whole Applicable Increase set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is in excess of $70.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Make-Whole Applicable Increase will be zero and the Conversion Rate will not be increased pursuant to this Section 11.12.

(iii) If the Stock Price is less than $17.09 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the Make-Whole Applicable Increase will be zero and the Conversion Rate will not be increased pursuant to this Section 11.12.

(g) Notwithstanding the foregoing, in no event will the total number of shares of Class A Common Stock upon conversion exceed 58.5137 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate.

(h) At least thirty (30) calendar days before the anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder written notice of the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, if consummated, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than the third (3rd)

Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail to Holders written notice of such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(i) For avoidance of doubt, the provisions of this Section 11.12 shall not affect or diminish the Company’s obligations, if any, pursuant to Article III with respect to a Make-Whole Fundamental Change.

(j) Nothing in this Section 11.12 shall prevent an adjustment to the Conversion Rate pursuant to Section 11.5 in respect of a Make-Whole Fundamental Change.

(k) Upon effectiveness of certain Make-Whole Fundamental Changes, the Notes will be convertible into Reference Property pursuant to Section 11.9. If the Company is required to increase the Conversion Rate by the Make-Whole Applicable Increase as a result of a Make-Whole Fundamental Change, Notes surrendered for conversion shall be settled as follows:

(i) If the date (the “Delivery Date”) on which the Company is otherwise required to deliver the consideration upon conversion is prior to the Effective Date of such Make-Whole Fundamental Change, the Company shall settle such conversion by delivering the number of shares of Class A Common based on the Conversion Rate, in each case without regard to the Make-Whole Applicable Increase to be added to the Conversion Rate pursuant to this Section 11.12, on such Delivery Date. In addition, as soon as practicable following the Effective Date of such Make-Whole Fundamental Change, the Company shall deliver the increase in such Class A Common Stock or Reference Property deliverable in lieu of shares of Class A Common Stock, as if the Conversion Rate had been increased by the Make-Whole Applicable Increase on the relevant Conversion Date (or, if applicable, during the related conversion reference period and based upon the related conversion value); or

(ii) If the Delivery Date related to Notes surrendered for conversion is on or following the Effective Date of such Make-Whole Fundamental Change, the Company shall settle such conversion based on the Conversion Rate as increased by the Make-Whole Applicable Increase to be added to the Conversion Rate pursuant to this Section 11.12 on such Delivery Date.

Section 11.13 Notice to Holders Prior to Certain Actions.

(a) In case of any:

(i) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 11.5 or Section 11.12; or

(ii) Merger Event; or

(iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 11.14 Calculation of Adjustments. All calculations and other determinations under this Article XI shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share or nearest cent, as applicable.

Section 11.15 Conversion Responsibilities of Trustee and Conversion Agent. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment to the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture in making the same, or whether a supplemental indenture need be entered into, or to perform any calculations hereunder. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Class A Common Stock, or of any other securities or property or cash, that may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Class A Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article XI.

ARTICLE XII.

MISCELLANEOUS

Section 12.1 TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 12.1 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

Section 12.2 Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or the Guarantors:

Lennar Corporation

700 N.W. 107th Avenue

Miami, Florida 33172

Attention: General Counsel

with a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attention: David W. Bernstein

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway North

Jacksonville, FL 32256

Attention: Corporate Trust Administration

Each of the Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next day delivery to its address as it appears on the registration books of the Registrar; provided that notices given to Holders holding Notes in book-entry form may be given through the facilities of the Depositary or any successor depository. Any notice or communication shall be mailed to any Person as described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If a party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.3 Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 12.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers’ Certificate).

Section 12.5 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.4, shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.6 Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.7 Legal Holidays.

If any Interest Payment Date, Maturity Date, Redemption Date, Option Repurchase Date, Fundamental Change Repurchase Date, settlement date or other date on which payment is due falls on a day other than a Business Day, such payment shall be made on the next succeeding Business Day with the same force and effect as if made on the date that the relevant payment was due, and no interest shall accrue for the intervening period.

Section 12.8 Governing Law.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Indenture.

Section 12.9 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 No Personal Liability.

No director, officer, employee, incorporator, stockholder or partner of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 12.11 Successors. All agreements of the Company in this Indenture and the Notes shall bind their successors and permitted assigns. All agreements of the Trustee in this Indenture shall bind its successors and permitted assigns.

Section 12.12 Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.13 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.14 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Class A Common Stock, accrued interest payable on the Notes (including Additional Interest, if any) and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. Upon request from the Trustee, the Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder at the sole cost and expense of the Company.

Section 12.15 Waivers of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.16 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused it to be duly executed as of the day and year first above written.

LENNAR CORPORATION

By:	/s/ Bruce Gross
Name: Bruce Gross
Title: Vice President and Chief Financial Officer

Authorized signatory for each of the Guarantors listed on Schedule I hereto

By:	/s/ Bruce Gross
Name: Bruce Gross
Title: Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Geraldine Creswell
Name: Geraldine Creswell
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF NOTE]

[INCLUDE THE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

THE OFFER AND SALE OF THIS SECURITY, INCLUDING THE GUARANTEE, AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, INCLUDING THE GUARANTEE, ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERE TO) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH LENNAR CORPORATION OR ANY AFFILIATE OF LENNAR CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO LENNAR CORPORATION OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF LENNAR CORPORATION AND THE TRUSTEE FOR THIS SECURITY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

CUSIP No.: [            ]

LENNAR CORPORATION

3.25% CONVERTIBLE SENIOR NOTES DUE 2021

No. [ ]	Initially $[ ]

Interest Rate: 3.25% per annum.

Interest Payment Dates: May 15 and November 15, commencing on May 15, 2012.

Interest Record Dates: May 1 and November 1 preceding May 15 or November 15, respectively (whether or not such day is a Business Day).

Lennar Corporation, a Delaware corporation (the “Company,” which term includes any successor entities), for value received, promises to pay to CEDE & CO. or registered assigns, on November 15, 2021, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $350,000,000 in aggregate at any time (or $400,000,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement), in accordance with the rules and procedures of the Depositary, together with interest thereon as hereinafter provided.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Lennar Corporation has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

LENNAR CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

(REVERSE OF SECURITY)

3.25% Convertible Senior Note due 2021

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture relating to the Notes, dated as of November 29, 2011 (as amended from time to time, the “Indenture”), by and among Lennar Corporation, a Delaware corporation (the “Company”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended, supplemented or otherwise modified from time to time.

1.	INTEREST

The Company promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, from November 29, 2011, to, but excluding, the next Interest Payment Date set forth above until November 15, 2021. The Company shall pay interest semi-annually in arrears on each Interest Payment Date set forth above, commencing as of the Interest Payment Date referred to above, to Holders of record at the close of business on the applicable Interest Record Date set forth above. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

Additional Interest will be payable on this Note as set forth in Section 6.13(a) of the Indenture, and Restricted Transfer Default Interest will be payable on this Note as set forth in Section 6.14(a) of the Indenture.

Defaulted Interest will be payable on any Defaulted Amounts at the rate of interest borne by the Notes, plus one percent per annum, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with the Indenture.

Any reference to interest on, or in respect of, this Note herein or in the Indenture shall be deemed to include (a) any Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 6.13(a) of the Indenture, (b) any Defaulted Interest if, in such context, Defaulted Interest is, was or would be payable pursuant to Section 2.12(d) of the Indenture, and (c) any Restricted Transfer Default Interest if, in such context, Restricted Transfer Default Interest is, was or would be payable pursuant to Section 6.14(a) of the Indenture. Any express mention of Additional Interest, Defaulted Interest or Restricted Transfer Default Interest in any provision of this Note or the Indenture shall not be construed as excluding Additional Interest, Defaulted Interest or Restricted Transfer Default Interest, as the case may be, in those provisions hereof or thereof where such express mention is not made.

2.	METHOD OF PAYMENT

Subject to the terms and conditions of the Indenture, the Company shall (a) pay interest on the Notes as set forth above, and (b) make all payments and deliveries in respect of the Redemption Price, Option Repurchase Price, Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect in respect of the Note such Redemption Price, Option Repurchase Price, Fundamental Change Repurchase Price or the principal amount on the Maturity Date, as the case may be. As provided in and subject to the provisions of the Indenture, the Company shall pay any amounts due in respect of the Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose as described under paragraph 4 below.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

3.	MATURITY

The Notes will mature on November 15, 2021, unless earlier converted, redeemed or repurchased.

4.	PAYING AGENT, CONVERSION AGENT, AND REGISTRAR

Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent, and its agency in the City of Jacksonville, State of Florida, as a place where Notes may be presented for payment, conversion or for registration of transfer. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

5.	INDENTURE

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act in effect at the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6.	OPTIONAL REDEMPTION

Subject to the terms and conditions of the Indenture, the Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date occurring on or after November 20, 2016, to redeem (an “Optional Redemption”) all or any part of the Notes at a price payable in cash equal to the Redemption Price.

7.	REPURCHASE BY THE COMPANY AT THE HOLDER’S OPTION

Subject to the terms and conditions of the Indenture, the Company shall be required to repurchase Notes (or portions thereof that are integral multiples of $1,000 in principal amount), at the option of the Holder thereof, on November 15, 2016 (the “Option Repurchase Date”) at the Option Repurchase Price, payable in cash, upon the due delivery, in accordance with the Indenture, of a Repurchase Notice containing the information set forth in the Indenture, and upon delivery of such Notes to the Trustee or the Paying Agent as set forth in the Indenture.

8.	REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Notes shall have the right, at the Holder’s option, to require the Company, upon the Holder’s satisfaction of certain conditions set forth in the Indenture, to repurchase all or any part (equal to integral multiples of $1,000 in principal amount) of such Holder’s Notes on a date selected by the Company in accordance with the terms of the Indenture (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) calendar days, nor earlier than twenty (20) calendar days, after the date the Fundamental Change Notice is mailed to Holders in accordance with the Indenture, at a price, payable in cash, equal to the Fundamental Change Repurchase Price for such Notes.

9.	CONVERSION

Subject to the terms and conditions of the Indenture, the Notes are convertible (in integral multiples of $1,000 principal amount) into shares of Class A Common Stock in accordance with Article XI of the Indenture.

The initial Conversion Rate is 42.5555 shares of Class A Common Stock per $1,000 principal amount of Notes, subject to adjustment in accordance with the provisions of the Indenture. The Company will pay cash in lieu of any fractional share. Each conversion of a Note will be settled in accordance with the Indenture.

To convert a Note that is a Physical Note, a Holder must (i) complete and manually sign the Conversion Notice on the back of the Note, or a facsimile of the Conversion Notice, and deliver such Conversion Notice to the Conversion Agent, (ii) surrender the Note to the Conversion Agent, (iii) if required, furnish appropriate endorsements and transfer documents, (iv) pay all transfer or similar taxes, if any, as required by Section 11.3 of the Indenture, and (v) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.2(c) of the Indenture; provided, however, that if such Note is represented by a Global Note, then in order to convert, the Holder must comply with the requirements (iii), (iv) and (v) and comply with the Depositary’s procedures for converting a beneficial interest in a Global Note.

If a Holder surrenders a Note for conversion after the close of business on an Interest Record Date and prior to the open of business on the immediately following Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Interest Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of such Note to be so converted, except that no such payment is required (i) if the Company shall have specified a Redemption Date or Fundamental Change Repurchase Date that is after such Interest Record Date and on or prior to such Interest Payment Date, (ii) if the Conversion Date for such conversion is after the Interest Record Date that immediately precedes the Maturity Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exist as of the Conversion Date (it being understood that nothing in this paragraph shall affect the Company’s obligations under Section 4.1 of the Indenture).

10.	GUARANTEE

This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

11.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment to cover any transfer tax, fee or similar governmental charge payable in connection therewith where required by law (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, Article III or Article XI of the Indenture) or permitted pursuant to Section 11.3 of the Indenture. The Company is not required to effect any transfer or exchange of Notes in certain situations, as set forth in the Indenture.

12.	PERSONS DEEMED OWNERS

The registered Holder of a Note may be treated as the owner of such Note for all purposes.

13.	DEFAULTS AND REMEDIES

The Notes may become immediately due and payable in full after the occurrence of an Event of Default if certain conditions are satisfied, as provided in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.	RANKING

The Notes shall be direct, unsecured obligations of the Company and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Guarantees shall be direct, unsecured obligations of the Guarantors and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Guarantors.

17.	AUTHENTICATION

This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

18.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Lennar Corporation

700 N.W. 107th Avenue

Miami, Florida 33172

Attn: General Counsel

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

LENNAR CORPORATION

3.25% CONVERTIBLE SENIOR NOTES DUE 2021

The initial principal amount of this Global Note is                      ($        ). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                         , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:
Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date (as defined in the Indenture governing such Note), the undersigned confirms that such Note is being transferred:

[Check One]

(1) ☐	to the Company or a Subsidiary thereof; or

(2) ☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ☐	pursuant to a registration statement that has been declared effective under the Securities Act; or

(4) ☐	pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by
an executive officer

ATTACHMENT 2

FORM OF REPURCHASE NOTICE

Certificate No. of Note:

If you want to elect to have this Note repurchased by the Company pursuant to Section 3.11 of the Indenture, check the box:  ☐

If you want to elect to have this Note repurchased by the Company pursuant to Section 3.12 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Note repurchased by the Company pursuant to Sections 3.11 or 3.12 of the Indenture, as applicable, state the principal amount to be so repurchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

ATTACHMENT 3

FORM OF CONVERSION NOTICE

To convert this Note in accordance with the Indenture, check the box:  ☐

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the shares of Class A Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

EXHIBIT B

GLOBAL NOTE LEGEND

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED, EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. REPRESENTATIVE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1

EXHIBIT C

RESTRICTED COMMON STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERE TO) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH LENNAR CORPORATION OR ANY AFFILIATE OF LENNAR CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO LENNAR CORPORATION OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF LENNAR CORPORATION AND THE TRANSFER AGENT FOR THIS SECURITY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT FOR THIS SECURITY, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

C-1

EXHIBIT D

GUARANTEE

For value received, each of the guarantors named in Schedule I hereto (collectively, the “Guarantors”) hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holders of the 3.25% Convertible Senior Notes due 2021 (the “Notes”) of Lennar Corporation, a Delaware corporation (the “Company”), the cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, to the extent lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holders and the Trustee (as defined below), all in accordance with and subject to the terms and limitations of the Notes, Article X of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of November 29, 2011, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended or supplemented (the “Indenture”), governing the Company’s issuance of the Notes.

The obligations of each of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

THIS GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. Each of the Guarantors hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to suspension and release upon the terms set forth in the Indenture.

The undersigned acknowledges that this Guarantee is subject to the TIA and each of the undersigned agrees to discharge its duties under the TIA.

D-1

IN WITNESS WHEREOF, each of the Guarantors listed on Schedule I hereto has caused this Guarantee to be duly executed.

Dated:

Authorized signatory for each of the Guarantors listed on Schedule I hereto

By:
Name:
Title:

D-2

SCHEDULE I

GUARANTORS

308 Furman, Ltd.

360 Developers, LLC

Ann Arundel Farms, Ltd.

Aquaterra Utilities, Inc.

Asbury Woods L.L.C.

Astoria Options, LLC

Autumn Creek Development, Ltd.

Avalon Sienna III L.L.C.

Aylon, LLC

Bay Colony Expansion 369, Ltd.

Bay River Colony Development, Ltd.

BB Investment Holdings, LLC

BCI Properties, LLC

Belle Meade LEN Holdings, LLC

Belle Meade Partners, LLC

BPH I, LLC

Bramalea California, Inc.

Bressi Gardenlane, LLC

Builders LP, Inc.

Cambria L.L.C.

Cary Woods, LLC

Casa Marina Development, LLC

Caswell Acquisition Group, LLC

Cedar Lakes II, LLC

Chancellor Place at Hamilton, LLC

Cherrytree II LLC

CL Ventures, LLC

Colonial Heritage LLC

Concord Station, LLP

Coto de Caza, Ltd., Limited Partnership

Coventry L.L.C.

CP Red Oak Management, LLC

CP Red Oak Partners, Ltd.

Creekside Crossing, L.L.C.

Danville Tassajara Partners, LLC (inactive but not formally dissolved)

Darcy-Joliet, LLC

DBJ Holdings, LLC

DTC Holdings of Florida, LLC

Estates Seven, LLC

Evergreen Village LLC

F&R Florida Homes, LLC

F&R QVI Home Investments USA, LLC

FLORDADE LLC

Fox-Maple Associates, LLC

Friendswood Development Company, LLC

Garco Investments, LLC

Greentree Holdings, LLC

Greystone Construction, Inc.

Greystone Homes of Nevada, Inc.

Greystone Homes, Inc.

Greystone Nevada, LLC

Greywall Club L.L.C.

Harveston, LLC

Haverford Venture L.L.C.

Haverton L.L.C.

HCC Investors, LLC

Heathcote Commons LLC

Heritage of Auburn Hills, L.L.C.

Hewitts Landing Trustee, LLC

Home Buyer’s Advantage Realty, Inc.

Homecraft Corporation

HTC Golf Club, LLC

Inactive Companies, LLC

Independence L.L.C.

Isles at Bayshore Club, LLC

Lakelands at Easton, L.L.C.

Lakeside Farm, LLC

Largo Park Multifamily Developer, LLC

LCD Asante, LLC

Legends Club, LLC

Legends Golf Club, LLC

LEN - Belle Meade, LLC

LEN - Palm Vista, LLC

LEN Paradise Cable, LLC

LEN Paradise Operating, LLC

Len Paradise, LLC

Lencraft, LLC

LENH I, LLC

Len-Hawks Point, LLC

Lennar - BVHP, LLC

Lennar Aircraft I, LLC

Lennar Arizona Construction, Inc.

Lennar Arizona, Inc.

Lennar Associates Management Holding Company

Lennar Associates Management, LLC

Lennar Bridges, LLC

Lennar Buffington Colorado Crossing, L.P.

Lennar Buffington Zachary Scott, L.P.

Lennar Carolinas, LLC

Lennar Central Park, LLC

Lennar Central Region Sweep, Inc.

Lennar Central Texas, L.P.

Lennar Chicago, Inc.

Lennar Cobra, LLC

Lennar Colorado, LLC

Lennar Communities Development, Inc.

Lennar Communities Nevada, LLC

Lennar Communities of Chicago L.L.C.

Lennar Communities, Inc.

Lennar Construction, Inc.

Lennar Coto Holdings, L.L.C.

Lennar Developers, Inc.

Lennar Distressed Investments, LLC

Lennar Family of Builders GP, Inc.

Lennar Family of Builders Limited Partnership

Lennar Financial Services, LLC

Lennar Fresno, Inc.

Lennar Gardens, LLC

Lennar Georgia, Inc.

Lennar Greer Ranch Venture, LLC

Lennar Heritage Fields, LLC

Lennar Hingham Holdings, LLC

Lennar Hingham JV, LLC

Lennar Homes Holding, LLC

Lennar Homes of Arizona, Inc.

Lennar Homes of California, Inc.

Lennar Homes of Texas Land and Construction, Ltd.

Lennar Homes of Texas Sales and Marketing, Ltd.

Lennar Homes, LLC

Lennar Illinois Trading Company, LLC

Lennar Imperial Holdings Limited Partnership

Lennar Land Partners Sub II, Inc.

Lennar Land Partners Sub, Inc.

Lennar Layton, LLC

Lennar Long Beach Promenade Partners, LLC

Lennar Lytle, LLC

Lennar Mare Island, LLC

Lennar Marina A Funding, LLC

Lennar Massachusetts Properties, Inc.

Lennar Multifamily Investors, LLC

Lennar New Jersey Properties, Inc.

Lennar New York, LLC

Lennar Northeast Properties LLC

Lennar Northeast Properties, Inc.

Lennar Northwest, Inc.

Lennar Pacific Properties Management, Inc.

Lennar Pacific Properties, Inc.

Lennar Pacific, Inc.

Lennar PI Acquisition, LLC

Lennar PI Property Acquisition, LLC

Lennar PIS Management Company, LLC

Lennar Placentia TOD Properties, LLC

Lennar PNW, Inc.

Lennar Port Imperial South, LLC

Lennar Realty, Inc.

Lennar Renaissance, Inc.

Lennar Reno, LLC

Lennar Rialto Investment LP

Lennar Riverside West Urban Renewal Company, L.L.C.

Lennar Riverside West, LLC

Lennar Sacramento, Inc.

Lennar Sales Corp.

Lennar San Jose Holdings, Inc.

Lennar Southland I, Inc.

Lennar Southwest Holding Corp.

Lennar Spencer’s Crossing, LLC

Lennar Texas Holding Company

Lennar Trading Company, LP

Lennar Ventures, LLC

Lennar West Valley, LLC

Lennar.com Inc.

Lennar/LNR Camino Palomar, LLC

Lennar-Lantana Boatyard, Inc.

LEN-Ryan 1, LLC

Len-Verandahs, LLP

LFS Holding Company, LLC

LH Eastwind, LLC

LH-EH Layton Lakes Estates, LLC

LHI Renaissance, LLC

LMI-Jacksonville, LLC

LNC at Meadowbrook, LLC

LNC at Ravenna, LLC

LNC Communities I, Inc.

LNC Communities II, LLC

LNC Communities III, Inc.

LNC Communities IV, LLC

LNC Communities IX, LLC

LNC Communities V, LLC

LNC Communities VI, LLC

LNC Communities VII, LLC

LNC Communities VIII, LLC

LNC Northeast Mortgage, Inc.

LNC Pennsylvania Realty, Inc.

Long Beach Development, LLC

Lori Gardens Associates II, LLC

Lori Gardens Associates III, LLC

Lori Gardens Associates, L.L.C.

Lorton Station, LLC

LW D’Andrea, LLC

Madrona Ridge L.L.C.

Madrona Village L.L.C.

Madrona Village Mews L.L.C.

Majestic Woods, LLC

Marble Mountain Partners, LLC

Mid-County Utilities, Inc.

Mission Viejo 12S Venture, LP

Mission Viejo Holdings, Inc.

Moffett Meadows Partners, LLC

Montgomery Crossings LLC

NC Properties I, LLC

NC Properties II, LLC

Northbridge L.L.C.

Northeastern Properties LP, Inc.

OHC/Ascot Belle Meade, LLC

One SR, L.P.

Palm Gardens At Doral Clubhouse, LLC

Palm Gardens at Doral, LLC

Palm Vista Preserve, LLC

PD-Len Boca Raton, LLC

PD-Len Delray, LLC

PG Properties Holding, LLC

Pioneer Meadows Development, LLC

Pioneer Meadows Investments, LLC

POMAC, LLC

Port Imperial South Building 14, LLC

Prestonfield L.L.C.

Providence Lakes, LLP

Raintree Village II L.L.C.

Raintree Village, L.L.C.

Renaissance Joint Venture

Reserve @ Pleasant Grove II LLC

Reserve @ Pleasant Grove LLC

Reserve at River Park, LLC

Reserve at South Harrison, LLC (inactive but not legally dissolved)

Rialto Capital Advisors of New York, LLC

Rialto Capital Advisors, LLC

Rialto Capital Management, LLC

Rialto Capital Partners, LLC

Rialto Capital Services, LLC

Rialto Partners GP, LLC

Rialto REGI, LLC

Rialto RL CML 2009-1, LLC

Rialto RL RES 2009-1, LLC

Rivendell Joint Venture

Rivenhome Corporation

RL BB Clearwater, LLC

RL BB FINANCIAL, LLC

RL BB Ocala, LLC

RL BB-AL, LLC

RL BB-FL Hillsborough, LLC

RL BB-GA, LLC

RL BB-IL, LLC

RL BB-MS, LLC

RL BB-NC, LLC

RL BB-OH, LLC

RL BB-TN BRISTOL, LLC

RL BB-TN RACEDAY TOWER, LLC

RL BB-TN, LLC

RL BB-TX, LLC

RL BB-WV, LLC

RL CMBS Holdings, LLC

RL CMBS Investor, LLC

RL REGI ALABAMA, LLC

RL REGI ARKANSAS, LLC

RL REGI FINANCIAL, LLC

RL REGI FLORIDA, LLC

RL REGI GEORGIA, LLC

RL REGI KANSAS, LLC

RL REGI LOUISIANA, LLC

RL REGI MISSISSIPPI, LLC

RL REGI MISSOURI, LLC

RL REGI NORTH CAROLINA, LLC

RL REGI SOUTH CAROLINA, LLC

RL REGI TENNESSEE, LLC

RL REGI VIRGINIA, LLC

RL Regi-AL Carrington, LLC

RL REGI-AL HMS, LLC

RL REGI-AL HP, LLC.

RL REGI-AR GBE, LLC

RL REGI-FL APOPKA, LLC

RL REGI-FL CUTLER RIDGE, LLC

RL REGI-FL FT. PIERCE, LLC

RL REGI-FL ITALIA, LLC

RL REGI-FL PASCO COUNTY, LLC

RL REGI-FL RUSKIN, LLC

RL REGI-FL SARASOTA, LLC

RL REGI-FL VARC, LLC

RL REGI-GA AS VILLAS, LLC

RL REGI-GA DRAD, LLC

RL REGI-GA HAY DB, LLC

RL REGI-GA HMS, LLC

RL REGI-GA MHU, LLC

RL REGI-KS Conquest, LLC

RL REGI-MO BRANSON, LLC

RL REGI-MO GMB, LLC

RL REGI-MO MOSCOW MILLS, LLC

RL REGI-MO PIN OAK, LLC

RL REGI-MS Double H, LLC

RL REGI-MS OCEAN SPRINGS, LLC

RL REGI-NC GTREE, LLC

RL REGI-NC Little Wing

RL REGI-NC Mland, LLC

RL REGI-NC RALEIGH, LLC

RL REGI-NC SUGARM, LLC

RL REGI-SC LAKE E, LLC

RL REGI-TN OAK, LLC

RL REGI-TN Sevierville, TN

RL REGI-TN SPRINGHILL, LLC

RL REGI-TN WILLIAMSON, LLC

RL REGI-VA GLENA, LLC

Rutenberg Homes of Texas, Inc.

Rutenberg Homes, Inc. (Florida)

Rye Hill Company, LLC

S. Florida Construction II, LLC

S. Florida Construction III, LLC

S. Florida Construction, LLC

San Lucia, LLC

Santa Ana Transit Village, LLC

Savannah Development, Ltd.

Savell Gulley Development, LLC

Scarsdale, LTD.

Schulz Ranch Developers, LLC

Seminole/70th, LLC

Siena at Old Orchard, LLC

Sonoma L.L.C.

Southbank Holding, LLC

Spanish Springs Development, LLC

St. Charles Active Adult Community, LLC

Stoney Corporation

Stoney Holdings, LLC

Stoneybrook Clubhouse, Inc.

Stoneybrook Golf Club, Inc.

Stoneybrook Joint Venture

Strategic Cable Technologies, L.P.

Strategic Holdings, Inc. d/b/a Lennar Communications Ventures (LCV)

Strategic Technologies Communications of California, Inc.

Strategic Technologies, LLC

Summerfield Venture L.L.C.

Summerwood, LLC

TCO QVI, LLC

Temecula Valley, LLC

The Baywinds Land Trust

The Bridges at Rancho Santa Fe Sales Company, Inc.

The Bridges Club at Rancho Santa Fe, Inc.

The Courts of Indian Creek L.L.C.

The LNC Northeast Group, Inc.

The Preserve at Coconut Creek, LLC

Trade Services Investments, Inc.

Treviso Holding, LLC

Tustin Villas Partners, LLC

Tustin Vistas Partners, LLC

U.S. Home Corporation

U.S. Home of Arizona Construction Co.

U.S. Home Realty, Inc.

U.S.H. Los Prados, Inc.

U.S.H. Realty, Inc.

USH - Flag, LLC

USH (West Lake), Inc.

USH Equity Corporation

USH LEE, LLC

USH Woodbridge, Inc.

UST Lennar GP PIS 10, LLC

UST Lennar GP PIS 7, LLC

Valencia at Doral, LLC

Vineyard Point 2009, LLC

WCP, LLC

West Chocolate Bayou Development, LLC

West Lake Village, LLC

West Van Buren L.L.C.

Westchase, Inc.

Willowbrook Investors, LLC

Woodbridge Multifamily Developer I, LLC

Woodbridge Multifamily Developer II, LLC

Wright Farm, L.L.C.